As filed with the Securities and Exchange Commission on January 15, 1997

                                            Registration No. 333-16679

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              AMENDMENT NO.1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                      HEADLANDS MORTGAGE SECURITIES INC.

            (Exact name of registrant as specified in its Charter)
   Delaware                                             Applied For
(State of Incorporation)           (I.R.S. Employer Identification No.)
                         700 Larkspur Landing Circle
                                  Suite 250
                         Larkspur, California  94939

                                (415) 925-5442
           (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                Peter T. Paul
                      Headlands Mortgage Securities Inc.

                         700 Larkspur Landing Circle
                                  Suite 250
                         Larkspur, California  94939

                                (415) 461-6790
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
                            Michael P. Braun, Esq.
                               Brown & Wood LLP
                            One World Trade Center
                          New York, New York  10048

       Approximate date of commencement of proposed sale to the public:
     From time to time on or after the effective date of the registration statement, as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                       CALCULATION OF REGISTRATION FEE





                                                              Proposed       Proposed
                                Amount           Maximum       Maximum       Amount of
Title of Each Class of          to be        Offering Price   Aggregate     Registration
Securities to Be Registered     Registered       Per Unit(1)   Offering        Fee(2)
                                                                               Price(1)

Certificates  . . . . . . .     $850,000,000     100%         $850,000,000     $257,575.76



     (1)  Estimated for the purpose of calculating the registration fee.
     (2)  Of which, $303.04 has already been paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




              SUBJECT TO COMPLETION DATED JANUARY 15, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ______________ ___, 1997)

                      HEADLANDS MORTGAGE SECURITIES INC.

                                   SPONSOR

                         (HEADLANDS MORTGAGE COMPANY)
                          SELLER AND MASTER SERVICER

             Mortgage Pass-Through Certificates, Series (199_-_)

 Distributions payable on the ( ) day of each month, commencing on ( ), 1997

                              _________________


     The Mortgage Pass Through Certificates, Series (199_-_) (the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Pool") to be created pursuant to a Pooling and Servicing Agreement, dated as of ( ), 1997 (the "Pooling Agreement"), among Headlands Mortgage Securities Inc. (the "Sponsor"), (Headlands Mortgage Company), as master servicer (the "Master Servicer"), (Headlands Mortgage Company), as seller (the "Seller") and ( ), as trustee (the "Trustee"). The Pool will consist primarily of a pool of conventional fixed rate mortgage loans (the "Mortgage Loans"), substantially all of which will have original terms to maturity of not more than ( ) months. The Mortgage Loans are secured by first liens on one- to four-family residential properties (the "Mortgaged Properties"). Only the Classes identified in the table below (the "Offered Certificates") are offered hereby.

     On the ( )th day of each month or, if such ( )th day is not a business day, on the first business day thereafter (each, a "Distribution Date"), commencing on ( ), 1997, from and to the extent of funds available therefor in the Certificate Account referred to herein, a distribution will be made on the Offered Certificates in the amounts and in the priorities set forth herein.

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS. THE YIELD TO MATURITY OF A CLASS OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON THAN A CLASS PURCHASED AT PAR. HOLDERS OF CERTIFICATES SHOULD CONSIDER, IN THE CASE OF ANY SUCH CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, PARTICULARLY THE CLASS X CERTIFICATES, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. IN CERTAIN EXTREME PREPAYMENT SCENARIOS, INVESTORS IN THE CLASS X CERTIFICATES MAY FAIL TO RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE OFFERED CERTIFICATES ALSO WILL BE ADVERSELY AFFECTED BY NET INTEREST SHORTFALLS AND BY REALIZED LOSSES.






               Initial
                Class
             Certificate  Principal Interest    Pass-Through     Price to     Underwriting    Proceeds to
   Class     Balance(1)     Type      Type          Rate         Public (4)    Discount (4)    Sponsor

A-1 . . .    $                                  ( %) (Variable   $            $               $
                                                Rate (2))
X . . . .    $                                       (3)         $            S               S
M-1 . . .    $                                  ( %) (Variable   $            $               S
                                                Rate (2))
  Total .    $                                       N/A         $            $               S








(1)The aggregate initial Class Certificate Balance of the Offered Certificates is subject to a permitted variance in the aggregate of plus or minus ( )%.
((2)The Pass-Through Rate for any Distribution Date will equal the weighted average of the Net Mortgage Rates then in effect for each Mortgage Loan. The Net Mortgage Rate for each Mortgage Loan will equal the Mortgage Rate thereon on the first day of the month preceding the month of the related Distribution Date less the related Expense Rate. The Pass-Through Rate for the first Distribution Date is expected to be approximately ( )% per annum.)
(3)The Pass-Through Rate for this Class for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans over (b) ( )%.


     PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-7 OF THIS PROSPECTUS
                 SUPPLEMENT AND IN THE PROSPECTUS ON PAGE 13.



    THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET
FORTH HEREIN.  NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
  GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE
       CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                            ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------


     The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about (date).
________________ ___, 1997

                                (Underwriter)




     Each of the Mortgage Loans was purchased or originated by the Seller, and will be sold by the Seller to Headlands Mortgage Securities Inc. (the "Sponsor") for deposit to the Pool prior to the date of initial issuance of the Certificates.

     An election will be made to treat the Pool as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates and the Subordinate Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.
                            ______________________


     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated ____________ ___, 1997 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




                               SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Securities           Mortgage Pass-Through Certificates,
                              Series (199_-_) (the "Certificates").

Designations

     Offered Certificates     Class   A-1,   Class  X   and   Class  M-1
                              Certificates.


                                         APPROXIMATE
                                         INITIAL CLASS           PASS-THROUGH
                                CLASS    CERTIFICATE BALANCE     RATE
                                -----    -------------------     ----

     Non-Offered Certificates   B-1      $                           %
                                B-2      $                           %
                                R        (1)                      (1)

                                ___________
                               (1) The Class R Certificates will not have a Class Certificate Balance and will not bear interest.

     Senior Certificates      Class A-1 and Class X Certificates.

     Mezzanine Certificates   Class M-1 Certificates.

     Subordinate Certificates   The Mezzanine  Certificates and  the Class
                                B-1 and B-2 Certificates.

     Residual Certificates      Class R Certificates.

     (Fixed Rate Certificates                                            )

     (Variable Rate Certificates                                         )

     Book-Entry Certificates


Sponsor Headlands Mortgage Securities Inc., a Delaware corporation (the "Sponsor").


Seller                        (Headlands Mortgage Company) (the "Seller").

Master Servicer               (Headlands Mortgage Company) (the "Master
                              Servicer").  See "The Master Servicer" herein.

Trustee                       ( ) (the "Trustee").


Cut-off Date                  ( ), 1997.

Distribution Date             The ( )th  day of each month, or, if such day
                              is not a Business Day, the next succeeding
                              Business Day, commencing in (month) 1997.


Record Date                   The Record Date for  each Distribution Date
                              will be the last day of the preceding month.

Mortgage Pool                 The  Mortgage  Pool  will  consist  of  fully-
                              amortizing, ( ) to ( ) month, (fixed interest)
                              (adjustable) rate, conventional first mortgage
                              loans  (the "Mortgage Loans")  having,  as  of
                              the   Cut-off  Date,  an  aggregate  principal
                              balance  equal to  approximately  $(   )  (the
                              "Cut-off Date  Pool  Principal  Balance"). See
                              "The  Mortgage  Pool"  herein.

Pooling and Servicing
  Agreement                   The Certificates will be issued pursuant to  a
                              Pooling and Servicing Agreement to be dated as of (date) (the "Pooling Agreement") among the
                              Sponsor, the Master Servicer, the Seller and the Trustee.

Priority of Distributions     As more fully described  herein, distributions
			      will  be made  on   the Certificates  on  each
			      Distribution Date from Available Funds  in the
			      following order of priority:
                                    (i)  to  interest   on   each  (interest
                              bearing) Class  of Senior Certificates;
                                   (ii)  to   principal  on  the  Class  A-1
                              Certificates,  up  to  the  maximum  amount of
                              principal distributed  on  such  Class on such
                              Distribution Date as described herein;
                                  (iii)  to interest on the Class M-1
                              Certificates;
                                   (iv)  to   principal  on  the  Class  M-1
                              Certificates,  up to  the  maximum  amount  of
                              principal to be distributed on  such  Class on
			      such Distribution Date as described herein;
			      and
                                    (v)  to  interest  on and then principal
                              of each other  Class  of  Subordinate Certifi-
			      cates in increasing order of  numerical  Class
                              designation,   up  to  the maximum  amount  of
                              interest and principal to be distributed on each such Class on such Distribution Date
                              (and subject to certain limitations set forth herein under "Description of the Certificates
			      -- Principal").

Class X Notional Amount       With respect  to the  first Distribution  Date,
                              the  initial Class  X Notional  Amount will  be
                              equal to the aggregate principal balance of the
                              Mortgage Loans as of the Cut-off Date.   On any
                              Distribution  Date  thereafter,   the  Class  X
                              Notional Amount will be equal to the aggregate of the Principal Balances of the Mortgage Loans
                              (the "Pool Principal Balance") as of the first day of the month preceding the month of such Distribution Date.

Interest                      On  each  Distribution  Date,   each  Class  of
                              interest bearing Offered Certificates, to the extent Available Funds are available for the distribution of interest on such Class on such Distribution Date, as described above under "Priority of Distributions", generally will be entitled to receive an amount allocable to interest equal to the sum of (i) one month's interest at the applicable Pass-Through Rate set forth on the cover page hereof (as to each Class, the "Pass-Through Rate") on the related
                              Class  Certificate  Balance   or  the  Class  X
                              Notional Amount, as applicable, immediately
                              prior to such Distribution Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Shortfall").
                              The interest entitlement for each Class of
                              Offered   Certificates described  above
                              shall  be  reduced   by  the allocable share of
                              Net Interest Shortfalls for each such Class, as described herein under "Description of the Certificates -- Interest."

Principal (including
     prepayments)             On each  Distribution Date an  amount allocable
                              to principal  will be distributed on  the Class
                              A-1 Certificates generally equal to the  lesser
                              of (x) Available Funds reduced by the amount of
                              interest distributed on the Senior Certificates
                              on  such Distribution Date  and (y) the  sum of
                              (i)  the  Class  A-1   Percentage  of  (a)  all
                              scheduled  payments  of principal  due  on each
                              Mortgage Loan on the Due Date for such Mortgage
                              Loan in  the month  in which such  Distribution
                              Date occurs, (b) the Principal Balance  of each
                              Mortgage Loan that became a Liquidated Mortgage
                              Loan during  the month preceding  the month  of
                              such  Distribution  Date,   (c)  the  Principal
                              Balance  of   each  Mortgage   Loan  that   was
                              repurchased by the Seller or  another person as
                              of  such  Distribution  Date  pursuant  to  the
                              Agreement, (d)  certain  amounts  that  may  be
                              required  to be  paid  in  connection with  any
                              substitution   of   Mortgage  Loans   on   such
                              Distribution  Date  pursuant   to  the  Pooling
                              Agreement   and  (e)   any  net   insurance  or
                              liquidation proceeds received during the month preceding the month of such Distribution Date allocable to recoveries of principal of Mortgage
                              Loans that are not yet Liquidated Mortgage Loans and (ii) the Class A-1 Prepayment Percentage of all partial principal prepayments and all principal prepayments in full ("Principal
                              Prepayments") received during such preceding month.

                              On each Distribution Date an amount allocable to principal will be distributed on Class M-1 Certificates equal to the lesser of (x) Available Funds reduced by the amount of interest and principal distributed on the Senior Certificates and interest on the Class M-1 Certificates, in each case on such Distribution Date and (y) the sum of (i) the applicable Subordinate Percentage Allocation of the sum of the amounts calculated pursuant to clauses (a) through (e) in the preceding paragraph for such Distribution Date and
                              (ii) the applicable Subordinate Prepayment
                              Percentage Allocation of all Principal
                              Prepayments received during the preceding month.

                              See "Description of the Certificates --
                              Principal" herein.


(Credit Support
     General Credit support for the Senior Certificates will be provided by the Subordinate Certificates as described below. Credit support for the Mezzanine Certificates will be provided by the Class B-1 and Class B-2 Certificates.


     A. Subordination         The  rights  of  holders  of  the   Subordinate
                              Certificates  to  receive   distributions  with
                              respect  to the Mortgage Loans in the Pool will
                              be  subordinated to  such rights of  holders of
                              the  Senior  Certificates,  and the  rights  of
                              holders  of  the  Class   B-1  and  Class   B-2
                              Certificates to receive such distributions will
                              be  further  subordinated  to  such  rights  of
                              holders of the Mezzanine Certificates, in each
                              case only to the extent described below.  See
                              "Description of  the   Certificates  --
                              Priority  of Distributions Among Certificates,"
                              "-- Allocation  of Losses"  and "Credit
                              Support  -- Subordination  of Subordinate
                              Certificates" herein.

                              The  subordination  of  the  Subordinate
                              Certificates to the Senior Certificates, and the further subordination of the Class B-1 and Class B-2 Certificates to the Mezzanine Certificates is intended to increase the likelihood of receipt by Senior Certificateholders and Mezzanine
                              Certificateholders, respectively, of the maximum amount to which they are entitled on any Distribution Date, to provide such holders protection against losses on the Mortgage Loans to the extent described herein and, to a lesser extent, against losses on (Special Hazard Mortgage Loans) (Fraud Loans) (and)
                              (Bankruptcy Loans.)  However,  in certain
                              circumstances  the  amount of  available
                              subordination may be exhausted and shortfalls
                              in distributions on the Certificates  may
                              result.    Holders of  the  Senior Certificates
                              will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount. See "Credit Support -- Subordination of Subordinated Certificates" and "--
                              Allocation  of  Losses" herein.


   (B.  Description of other types
        of credit support,
        if any)

Weighted Average
     Lives (in years)*                          PSA
                              -----------------------------------------
                              CLASS         %    %    %    %
                              -----         -    -    -    -
                              A-1
                              X
                              M-1
                             --------
                             *Determined as described under "Prepayment and Yield Considerations -- Weighted Average Lives of the Offered Certificates" herein. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

Last Scheduled
     Distribution Date

                             CLASS            Last Scheduled Distribution Date
                             -----            --------------------------------
                             A-1
                             X
                             M-1

Servicing Fees and Other
     Expenses As compensation for their services, the servicers engaged by the Master Servicer to perform the day-to-day servicing functions relating to the Mortgage Loans and the Master Servicer will be entitled to retain, from amounts received in respect of the Mortgage Loans which are allocable to interest, an amount equal to the Servicing Fee and Master Servicing Fee, respectively.

                             In addition to the Servicing Fee and the Master Servicing Fee, there will be deducted from amounts received in respect of the Mortgage Loans which are allocable to interest an amount sufficient to provide for the payment of the
                             Trustee's fee.   As to each Mortgage Loan, the
                             sum of the Master Servicing Fee Rate, the Servicing Fee Rate and the rate at which the Trustee's fee is determined is referred to as the "Expense Rate."

                             See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses" herein.

(Advances                    The  Master  Servicer,   directly  or  through
                             one or more servicers, will be obligated to advance, four business days prior to each Distribution Date an amount equal to all delinquent amounts (net of the related
                             Servicing  Fee and Master Servicing Fee  and
                             Relief  Act  Reductions)  on  each Mortgage
                             Loan in the Mortgage Pool and not previously advanced to the extent that such Advances are determined by the Master Servicer to be recoverable.

                             (With respect to any Mortgage Loan requiring a balloon payment on the maturity date of such Mortgage Loan, in the event of default in any such payment, the Master Servicer will continue to advance, subject to the Master Servicer's determination as to recoverability, an amount equal to interest on the principal balance of such Mortgage Loan deemed to be due thereon after such default.)

                             Any Advance made by the Master Servicer or a servicer with respect to a Mortgage Loan is reimbursable to it as described herein under "Servicing of Mortgage Loans -- Advances."
                             Under the limited  circumstances   described
                             herein,  the   Master Servicer will be entitled
                             to reimburse itself and any servicer from funds on deposit in the Certificate Account before distributions are made to holders of Certificates.)


(Optional Termination        At its option, the Master Servicer may purchase
                             from the Pool  all remaining Mortgage Loans  in
                             the Pool and thereby effect early retirement of
                             the Certificates,  on any Distribution  Date on
                             which the  Pool Principal Balance is  less than
                             10% of the Cut-off Date  Pool Principal Balance.
                             See "Description of the Certificates  --
                             Termination;  Optional   Termination" herein.)
                             IF THE  MASTER SERVICER EXERCISES ITS RIGHT  TO
                             REPURCHASE ALL OF THE  MORTGAGE LOANS,  THE
                             CERTIFICATES  OUTSTANDING AT  THE TIME OF  SUCH
                             REPURCHASE  WILL BE  RETIRED EARLIER  THAN WOULD
                             OTHERWISE   BE  THE   CASE.  See "Prepayment and
                             Yield Considerations" herein.


Certain Federal Income
     Tax Consequences        (For federal income tax purposes, the Pool will
                             be   treated  as   a   "real  estate   mortgage
                             investment  conduit"  ("REMIC").    The  Senior
                             Certificates and  the Subordinate  Certificates
                             will  constitute  "regular  interests"  in  the
                             REMIC and will  be treated as debt  instruments
                             of  the Pool  for federal  income  tax purposes
                             with  payment terms equivalent  to the terms of
                             such   Certificates.  The Class  R Certificates
                             will constitute the sole class of "residual interest" in the REMIC and will be the Class of Residual Certificates, as described in the Prospectus.)

                             Holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. The Class X Certificates
                             will,   and   the  other   Classes  of   Offered
                             Certificates may, depending on their respective issue prices, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment             The   Senior  Certificates   (and   the  Class
                             M-1 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                             1984 ("SMMEA"), and as such, will be legal investments for certain entities to the extent provided in SMMEA. See "Legal
                             Investment" in the Prospectus.

                             (It is anticipated that the Class M-1
                             Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.)

                             Certain  Classes  of  Certificates may  be
                             deemed  "high-risk mortgage  securities" as
                             defined in the supervisory policy statement on securities activities approved by the Federal Financial Institutions Examination Council on December 3, 1991 and adopted by the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift
                             Supervision.   See "Legal Investment" in
                             the Prospectus.

ERISA Considerations         A  fiduciary  of  any  employee  benefit   plan
                             subject  to  the   Employee  Retirement  Income
                             Security Act of 1974, as  amended ("ERISA"), or
                             the Internal Revenue Code  of 1986, as  amended
                             (the "Code"), should  carefully review with its
                             legal advisors whether the  purchase or holding
                             of  an Offered Certificate could give rise to a
                             transaction   prohibited   or   not   otherwise
                             permissible under ERISA or the Code.  The Class
                             M-1 Certificates may not be transferred  except
                             upon satisfaction  of certain conditions.   See
                             "ERISA  Considerations"   herein  and   in  the
                             Prospectus.

Certificate Rating           It is a condition to the issuance of the Offered
                             Certificates that the Senior Certificates and the Class M-1 Certificates be rated by ( ) and by ( ) at least as follows:

                             CLASS
                             _____        _____     _____
                             A-1
                             X
                             M-1

                             See "Ratings" herein.




                                 RISK FACTORS


     Investors should consider the following factors in connection with the purchase of the Certificates.


YIELD AND PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations or warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Pool. (The Mortgagors may prepay any Mortgage Loan at any time without penalty.)

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class X Certificates will be highly sensitive to the rate and timing of prepayments on the Mortgage Loans. A rapid rate of principal prepayments on the Mortgage Loans (as defined below) may have a material negative effect on the yield of the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates. See "Prepayment and Yield Considerations---Sensitivity of the Class X Certificates" herein.


RISKS OF HOLDING SUBORDINATED CERTIFICATES

     The rights of the holders of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Senior Certificates and the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Senior Certificates and the Class M-1 Certificates. Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Class B-2 Certificates, second by the Class B-1 Certificates, third by the Class M-1 Certificates and finally by the Senior Certificates.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates--Allocation of Losses" herein.


LIMITED  SOURCE OF  PAYMENTS  - NO  RECOURSE  TO SELLER,  MASTER  SERVICER OR
TRUSTEE


     The  Mortgage  Loans  are  be  the  sole   source  of  payments  on  the
Certificates. The Certificates do not represent an interest in or obligation of the Seller, the Master Servicer, the Trustee or any of their affiliates, except for limited obligations of the Master Servicer with respect to certain breaches of its representations and warranties and its obligations as Master Servicer. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Seller, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Seller, the Master Servicer, the Trustee or any of their affiliates.


LIMITED LIQUIDITY

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There is currently no secondary market in the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

GEOGRAPHIC CONCENTRATION

     (Approximately ( )% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.)

     (describe other geographic concentrations presenting significant risks)


CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

     Since transactions in the ( ) Certificates (the "Book-Entry Certificates") generally can be effected only through DTC, Participants and Indirect Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. in addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to CEDE & Co., as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein.


                              THE MORTGAGE POOL

GENERAL

     Certain information with respect to the Mortgage Loans included in the Mortgage Pool is set forth below. (A detailed description of such Mortgage Loans on Form 8-K (the "Detailed Description") will be available to purchasers of the Offered Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days of, the initial delivery of the Offered Certificates. The Detailed Description will specify the aggregate principal balances of the Mortgage Loans included in the Mortgage Pool as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") and will also include the following information in tabular format regarding such Mortgage Loans: years of origination of such Mortgage Loans, the purposes of such Mortgage Loans, the original principal balances of such Mortgage Loans, the outstanding principal balances of such Mortgage Loans as of the Cut-off Date, the Mortgage Rates borne by such Mortgage Loans, the original Loan-to-Value Ratios of such Mortgage Loans, the remaining months to stated maturity of such Mortgage Loans, the types of properties securing such Mortgage Loans and the geographical distribution of such Mortgage Loans by state.) Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although the range of the Mortgage Rates and the maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. In no event will the actual Cut-Off Date Pool Principal Balance of the Mortgage Pool exceed the Cut-Off Date Pool Principal Balance stated herein by more than 5%.


     The Mortgage Pool will consist of Mortgage Loans with a Cut-off Date Principal Balance expected to be approximately $( ). The Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments. All the Mortgage Loans provide for payments due (as of the first day of each month (each a "Due Date")). The Mortgage Loans to be included in the Mortgage Pool were originated or acquired in the normal course of its (mortgage banking business) by the Seller substantially in accordance with the underwriting criteria specified herein. At origination, (substantially all) (specify percentage) of the Mortgage Loans had a stated term to maturity of ( ) years. (Monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the related Due Date will not affect the amortization schedule or the relative application of such payments to principal and interest.) (The Mortgagors may prepay any Mortgage Loan at any time without penalty.)

     (Other than during the first (six) (twelve) months following origination, during which time each such Mortgage Loan will bear interest at a Mortgage Rate fixed at origination, each Mortgage Loan has a Mortgage Rate subject to (semi-annual) (annual) adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest ( )%, of (i) (the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year) (the weekly average of secondary market interest rates on six-month negotiable certificates of deposit) (the London interbank offered rate ("LIBOR") for (three-month) United States dollar deposits) (other indices) (the "Index")(, as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of 45 days prior to the Adjustment Date) (which appears on the Reuters Screen LIBO Page as of ( ), London time, on the first business day of the month prior to the Adjustment Date) and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than the Periodic Rate Cap on any Adjustment Date. All the Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the initial Mortgage Rate plus a fixed percentage (such rate, the "Maximum Rate"). (In addition, each Mortgage Loan provides that in no event will the Mortgage Rate be less than the initial Mortgage Rate (such rate, the "Minimum Rate").) Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. (Approximately ( )% of the Mortgage Loans were originated with a Mortgage Rate less than the sum of the then-applicable Index and Gross Margin, rounded as described herein.) If the Index ceases to be published or is otherwise unavailable, the Master Servicer will select an alternative index for mortgage loans on single-family residential properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.)

     (Each Mortgage Loan was originated on or after (date), (and has an initial Adjustment Date on or before (date)).

     The latest  date on  which any  Mortgage Loan  matures is  (date).   The
earliest stated maturity date of any Mortgage Loan is (date).

     (As of the Cut-off Date, no Mortgage Loan was delinquent more than 30 days.)

     (None) of the Mortgage Loans will be subject to any buydown agreement.

     No Mortgage Loan will have a Loan-to-Value Ratio as of the Cut-off Date of more than ( )%. The weighted average of the Loan-to-Value Ratios as of the Cut-off Date of the Mortgage Loans was approximately ( )%. Each Mortgage Loan with a Loan-to-Value Ratio as of the Cut-off Date of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company approved by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which policy will provide coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses in excess of 75% of the value of the related Mortgaged Property. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, of the principal balance of the Mortgage Loan at origination to the original value of the Mortgaged Property (i.e., the value at origination based upon an appraisal or the selling price, whichever is less, or in the case of certain refinancings, the value set forth in an appraisal). No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     (None of the Mortgage Loans is insured by any primary mortgage guaranty insurance policy.)

     (No) Mortgage Loan provides for deferred interest or negative amortization. Approximately ( )% and ( )% (by Cut-off Date Pool Principal
Balance) will be secured by Mortgaged Properties located in ( ) and ( ), respectively. Except as indicated in the preceding sentence no more than approximately ( )% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state. No more than approximately ( )% of the Mortgage Loans (by principal balance as of the Cut-off Date) will be secured by Mortgaged Properties located in any one postal zip code area.

     (The first and last date on which any Convertible Mortgage Loan is convertible from an adjustable Mortgage Rate to a fixed Mortgage Rate is
(date) and (date), respectively.)

     The  following  information   sets  forth  in  tabular   format  certain
information, as of the Cut-off Date,  as to the Mortgage Loans.   Percentages
(approximate) are stated by principal balance as of the Cut-off Date.


                           MORTGAGE LOAN STATISTICS


                                                            MORTGAGE POOL
                                                            -------------


Number of Mortgage Loans
Cut-off Date Pool Principal Balance                         $
 (Rate Adjustment Frequency:)
     (6 months)                                                   %
     (12 months)                                                  %
     (24 months)                                                  %
     (36 months)                                                  %
     (60 months)                                                  %
(Payment Adjustment Frequency:)
     (6 months)                                                   %
     (12 months)                                                  %
     (24 months)                                                  %
     (36 months)                                                  %
     (60 months)                                                  %
(Convertible Mortgage Loans                                       %)
Original Principal Balance:
     Ranges                                                 $    to $
     Average                                                        $
Original Term to Stated Maturity:
     Ranges                                                 to   months
     Weighted Average                                        months
Remaining Months to Stated Maturity:
     Ranges                                                 to    months
     Weighted Average                                       months
Mortgage Rate:
     Ranges                                                 % to   %
     Weighted Average                                              %
(Net Mortgage Rate:)
     Ranges                                                 % to    %
     Weighted Average                                          %
(Gross Margin:)
     Ranges                                                 % to    %
     Weighted Average                                          %
(Weighted Average Months to Next Rate                     Not more than
     Adjustment Date)                                       months
(Periodic Rate Cap:)
     Ranges
     Weighted Average
(Maximum Rate:)
     Ranges                                                 % to    %
     Weighted Average                                         %
(Minimum Rate:)
     Ranges                                                 % to    %
     Weighted Average                                         %
Expense Fees:
     Ranges                                                 % to    %
     Weighted Average                                         %
Primary Residences                                       At least   %
Investment Properties                                    No more than   %
Second Homes                                             No more than   %
Single-family Detached Residences                        At least      %
Condominiums                                             No more than   %
Planned Unit Developments or De Minimis
     Planned Unit Developments                           No more than   %
Located in ( )                                           No more than   %
Number of Other States*                                  No more than   %
Two- to Four-Family Residences                           No more than   %
Purchase Money Mortgage Loans                            At least      %
Rate/Term Refinancing Mortgage Loans                     No more than   %
Cash Out Refinance Mortgage Loans                        No more than   %
Limited Documentation                                    No more than   %
No Asset and/or Income Certificate                       No more than   %)
________________

* No more than 5% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are secured by Mortgaged Properties in such states.



ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Pooling Agreement, the Sponsor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of Certificateholders all right, title and interest of the Sponsor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Pool, including all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance), exclusive of interest accruing thereon prior to the Cut-off Date.

     In connection with such transfer and assignment, the Sponsor will deliver or cause to be delivered, with respect to each Mortgage Loan, to the Trustee, or a custodian for the Trustee, among other things, the original loan agreement or promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed without recourse to the order of the Trustee (or its nominee) showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, the original agreement or instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, the assignment (which may be in the form of a blanket assignment if permitted) to the Trustee of the Mortgage with evidence of recording in the name of the Trustee thereon and, if applicable, any riders or modifications to such Mortgage Note and Mortgage (collectively, the "Mortgage File"). Where the original Mortgage or assignment has been delivered to the recording office and has not yet been returned, the Sponsor may deliver or cause to be delivered a true copy thereof with a certification by the Master Servicer, or if the original Mortgage or assignment has been lost or destroyed, the
Sponsor may deliver or cause to be delivered photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Sponsor or the Seller.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any such document is found to be defective in a material respect and the Seller does not cure such defect within 90 days (or 270 days where the defect relates solely to the inability of the Master Servicer to deliver the original or certified copy of the Mortgage or assignment) of notice thereof from the Trustee, the Seller following delivery of the opinion referred to below, will on the
Distribution Date in the month following the expiration of such 90 days (or 270 days) either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related Net Mortgage Rate less any unreimbursed Advances made with respect thereto, or (ii) during a limited period of time after the Closing Date as specified in the Pooling Agreement and upon satisfaction of the conditions set forth in the Pooling Agreement, substitute an Eligible Substitute Mortgage Loan (as defined in the Pooling Agreement)
meeting the criteria specified in the Pooling Agreement. This repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for a material defect in a constituent document. The Sponsor will make no representations and warranties with respect to the Mortgage Loans and will have no obligation to purchase or substitute for a Mortgage Loan with deficient documentation or which is otherwise defective. Prior to any such repurchase or substitution, the Seller shall deliver an opinion of counsel to the Trustee to the effect that such repurchase or substitution will not (i) give rise to a "prohibited transaction" under Section 860F(A)(2) of the Code, (ii) be deemed a contribution to the Pool after the "start-up date" that would give rise to the tax specified under Section 860G(a)(1) of the Code or (iii) adversely affect the status of the Pool as a REMIC. Any such substitution or purchase that otherwise would have been required but for the inability to deliver the opinion referred to above will not be permitted until such opinion is delivered.

                         SERVICING OF MORTGAGE LOANS

(HEADLANDS MORTGAGE COMPANY

     Headlands Mortgage Company ("Headlands") is a closely-held California S-corporation which was organized in 1981. Headlands is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

     Headlands is headquartered in Northern California, and has production branches in California, Washington, Oregon, Idaho, Nevada and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by Headlands.

     Headland's executive offices are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, CA 94939.

UNDERWRITING STANDARDS




     All of the Mortgage Loans were originated or acquired by Headlands. Headlands originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the FHA or partially guaranteed by the VA or which do not qualify for sale to FNMA or FHLMC) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by FNMA, FHLMC and the Government National Mortgage Association ("GNMA") primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of FNMA, FHLMC and GNMA, the performance of loans made thereunder may reflect higher delinquency rates and/or credit losses.

     All mortgage loans originated or acquired by Headlands must meet credit, appraisal and underwriting standards acceptable to Headlands. Such underwriting standards (the "Underwriting Standards") are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the Underwriting Standards are permitted where compensating factors are present.

     Headlands' Underwriting Standards for purchase money or rate/term refinance loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans with original principle balances of up to $500,000 and up to 80% for mortgage loans with original principal balances up to $650,000. Headlands may acquire mortgage loans with principal balances up to $3,000,000 ("super jumbos") if the loan is secured by the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed 60%. For cash-out refinanced loans, the maximum Loan-to-Value Ratio generally is 80%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.


     Headlands' Underwriting Standards for mortgage loans secured by investment properties generally allow Loan-to-Value Ratios at origination of up to 90% for mortgage loans with original principal balances up to $250,000. Headlands' Underwriting Standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, Headlands generally requires a primary mortgage guaranty insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgage property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers which have issued primary mortgage guaranty insurance policies with respect to the Mortgage Loans meet FNMA's or FHLMC's standards or are acceptable to the Rating Agencies. In certain circumstances, however, Headlands does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios
exceeding  80%  but less  than  or  equal  to  95%.   All  residences  except
cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or
less or  if primary mortgage  guaranty insurance  was obtained.   Under  such
circumstances, the Certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.


     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Headlands generally considers the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis. Headlands also examines a prospective borrower's credit report. Each credit report provides a credit score for the borrower. The credit score is based upon the credit evaluation methodology developed by Fair, Isaac and Company ("FICO"), a consulting firm specializing in creating default predictive models through a high number of variable components.

     Headlands originates and acquires loans which have been underwritten under one of five documentation programs: full documentation, alternative documentation, limited documentation, no ratio loan documentation and no income/no asset verification.


     Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Under a full documentation program, a prospective borrower is required to have a minimum FICO score of 620.

     Under the limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Mortgage loans underwritten using the limited documentation program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Under the limited documentation program, a prospective borrower is required to have a minimum FICO score of 680. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out refinance loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to 80%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.


     Under the no ratio loan documentation program, income ratios for the prospective borrower are not calculated. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to 80% and meet the standards for the limited documentation program.

     Under the no income/no asset verification program, emphasis is placed on the value and adequacy of the mortgaged property as collateral and credit history rather than on verified income and assets of the borrower. Mortgage loans underwritten under no income/no asset verification are limited to borrowers with excellent credit histories. Under the no income/no asset verification program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated.

     Headlands generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. Headlands performs a post-funding quality control review on a minimum of 10% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

     One-  to four-family residential  properties are appraised  by qualified
independent appraisers  who are  approved by Headlands.   All  appraisals are
required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and FHLMC. As part of Headlands' pre-funding quality control procedures, either field or desk appraisal reviews are obtained on ( )% of all mortgage loans.

SERVICING OVERVIEW

     Headlands  (in its  capacity  as  master servicer)  will  act as  master
servicer for  the Mortgage  Loans pursuant  to the  Agreement.   (All of  the
Mortgage Loans are serviced by Headlands.)


     As of December 31, 1996, Headlands' mortgage loan servicing portfolio consisted of $34,196 one- to four-family residential mortgage loans with an aggregate principal balance of $4,387 billion. Headlands' primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.


     Headlands' Servicing Center was established in January 1994. It has a staff of ( ) employees. Prior to January 1994, Headlands' servicing portfolio was subserviced by First California Mortgage Company ("First California").

     Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.


     The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of Headlands' mortgage banking operations and included in Headlands' servicing portfolio at the dates indicated. As of December 31, 1993, 1994, 1995 and 1996, the total principal balance of loans serviced by Headlands was (in millions) $4,283, $4,779, $4,149 and $4,387, respectively.

     Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by Headlands have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of Headlands' new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies and foreclosures as percentages of the portfolio could rise significantly above the rates indicated in the following table.



                                                  December 31,

                                1993                      1994                1995                      1996
                          ---------------             --------------        -------------          ---------------

                                   Percent of                 Percent of                Percent of               Percent of
                     Number        Servicing    Number        Servicing    Number       Servicing     Number     Servicing
                     of Loans      Portfolio    of Loans      Portfoli     of Loans     Portfolio     of Loans   Portfolio
                     --------      ---------    ---------     ----------   --------     ----------    --------


Total Portfolio*     26,410        100%         29,076        100%         27,261       100%          34,196     100%
Period of
  Delinquency:
     30-59 days         265        1.0%            327        1.1%            283       1.0%             436     1.3%
     60-89 days          49        0.2%             49        0.2%             62       0.2%              43     0.1%
     90 days or more     40        0.2%             50        0.2%             47       0.2%              14     0.1%
                      ------       ----          ------       -----          ------     -----          ------    -----

Total Delinquencies
(excluding
 Foreclosures)          354        1.3%            426        1.5%            392       1.4%             493     1.4%

Foreclosures Pending    107        0.4%            102        0.3%            146       0.5%             197     0.6%





__________________
* The total loans in portfolio have been reduced by the number of loans which are pending service release or have been foreclosed.


(Discuss reasons for variations in delinquency and foreclosure experience, if any.)

     There  can  be  no  assurance  that  the  delinquency   and  foreclosure
experience of the Mortgage Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of Headlands set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the Mortgage Loans will depend on the results obtained over the life of the Pool. The servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the
Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Headlands or First California. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.


(SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The Expense Rate in respect of each Mortgage Loan will be at least ( )% per annum and not more than ( )% per annum of the Principal Balance of such Mortgage Loan. The Expense Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee"), ((b) servicing and other related compensation payable to the Master Servicer in respect of its servicing activities (the "Servicing Fee")) and (c) certain credit support fees and fees paid to the Trustee. The Master Servicing Fees will be ( )% per annum of the Principal Balance of each Mortgage Loan and the Servicing Fee will be ( )% per annum of the Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. (The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- Adjustment to the Master Servicing Fee in Connection with Prepaid Mortgage Loans.") (The Master Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.)

(ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     When a Mortgage Loan is prepaid between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Agreement, the Master Servicing Fee for any month will be reduced by an amount with respect to each such Mortgage Loan sufficient to pass through to the Pool on such Distribution Date an amount equal to 30 days' interest at the Net Mortgage Rate for each such Mortgage Loan. Any such shortfalls in interest as a result of prepayments in excess of the amount of the Master Servicing Fee for a month will reduce the amount of interest available to be distributed to Certificateholders from what would have been the case in the absence of such prepayments. See "Description of the Certificates -- Interest" herein.)

(ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance four business days prior to each Distribution Date (occurring on or before the Distribution Date in ( ) from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Mortgage Rate) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property") (any such advance, an "Advance").)

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage
Rate), other than those resulting from a Relief Act Reduction, to the extent that the Master Servicer determines that such Advances are recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.)


                       DESCRIPTION OF THE CERTIFICATES

GENERAL


     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of ( ) (the "Pooling Agreement"), among the Sponsor, the Seller, the Master Servicer and the Trustee. The form of Pooling Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus Supplement and the Prospectus is a part. The following is a summary of the material terms of the Offered Certificates. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.


     The Mortgage Pass-Through Certificates, Series (199_-_) (the "Certificates") will consist of the Class A-1 Certificates and the Class X Certificates (the "Class A-1 Certificates" and the "Class X Certificates," respectively, and collectively, the "Senior Certificates"), three classes of subordinated certificates (the "Class M-1 Certificates," the "Class B-1 Certificates" and the "Class B-2 Certificates," respectively and collectively, the "Subordinate Certificates"), and the Class R Certificates (the "Residual Certificates"). Only the Senior Certificates and the Class M-1 Certificates (the "Offered Certificates") are offered hereby.

     The Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately ( )% in the Pool, the Class M-1 Certificates in the aggregate will evidence approximately ( )% of the undivided interest in the principal balance of the Pool and the Class B-1 and Class B-2 Certificates evidence in the aggregate the remaining ( )% undivided interest in the principal balance of the assets in the Pool. The Class X Certificates will have no principal balance, are entitled only to a portion of the interest on the Mortgage Loans and are not entitled to any distributions of principal. The Residual Certificates will not have a Class Certificate Balance and will not bear interest.

     The Class A-1 Certificates will be issuable in (book-entry) (fully registered) form only. (The Class A-1 Certificates will be issued in minimum dollar denominations of $( ) and integral multiples of $( ) in excess thereof.) The Class X (and Class M-1) Certificates will be issued in fully registered certificated form in minimum dollar denomination of $( ) and integral multiples of $( ) in excess thereof. A single certificate of each Class may be issued in any amount in excess of the minimum denomination.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of each such Class of Offered Certificates which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Sponsor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000 and in integral multiples in excess thereof, except that one Book-Entry Certificate of each such Class may be issued in an amount which is not an integral multiple of $1,000. The Sponsor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate
(each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the
procedures of such Financial  Intermediaries   and  Depository participants.

     The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     None of the Sponsor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Pool provided by the Master Servicer to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     The Depository has advised the Sponsor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if
(a) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, elects to terminate a book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus), beneficial owners having Percentage Interests aggregating not less than 51% of all Percentage Interests evidenced by each Class of the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account") with ( ), which shall be maintained (as a separate trust account) by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Funds and shall deposit such Available Funds in an account established and maintained with the Trustee on behalf of Certificateholders (the "Distribution Account").

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES.

     As more fully described herein, distributions will be made on the Certificates on each Distribution Date from Available Funds in the following order of priority: (i) to interest on each Class of Senior Certificates,
(ii) to principal on the Class A-1 Certificates, up to the maximum amount of principal to be distributed on the Class A-1 Certificates on such Distribution Date, (iii) to interest on the Class M-1 Certificates, (iv) to principal on the Class M-1 Certificates, up the maximum amount of principal to be distributed on such Class on such Distribution Date, and (v) to interest on and then principal of each other Class of Subordinate Certificates, up to the maximum amount of interest and principal to be distributed on such Class on such Distribution Date (and subject to certain limitations set forth below under "Principal.")

DISTRIBUTIONS

     Distributions of principal and interest to holders of the Offered Certificates will be made on each Distribution Date to the extent of Available Funds to holders of record of such Offered Certificates on (the last day of the preceding month,) (the "Record Date") except that the final distribution in respect of any Class of Offered Certificates will be made only upon presentation and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose in ( ).

     Distributions of interest and principal to holders of Subordinate Certificates will be subordinate to distributions of interest on and principal of the Senior Certificates and distributions of interest and principal to holders of the Class B-1 and Class B-2 Certificates will be subordinate to distributions of interest on and principal of the Class M-1 Certificates. See "-- Allocation of Losses" and "Credit Support."

     The aggregate amount of funds available in the Certificate Account on a Distribution Date for distribution on the Certificates is equal to "Available Funds". Available Funds for any Distribution Date is the sum of (i) all
scheduled installments of interest (net of related Expense Fees) and principal due on the first day of the month in which such Distribution Date occurs and received prior to the related Determination Date together with any Advances in respect thereof, (ii) all insurance and liquidation proceeds (net of related expenses) received during the month preceding such Distribution Date, (iii) all partial or full prepayments received during the month preceding such Distribution Date and (iv) the amount required to be paid in respect of a Mortgage Loan that became required to be repurchased or substituted during the month preceding such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer or a servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling Agreement. See "The Mortgage Pool -- Assignment of Mortgage Loans" herein.

     The Trustee will forward with each distribution on a Distribution Date to each Offered Certificateholder and the Master Servicer a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per $1,000 of Class Certificate Balance. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus for a detailed description of the information to be included in such statements.

INTEREST

     On each Distribution Date, each Class of Offered Certificates, to the extent of Available Funds on such Distribution Date applied in the order described above under "-- Priority of Distributions Among Classes of Certificates", will be entitled to receive an amount allocable to interest equal to the sum of (i) one month's interest at the applicable Pass-Through Rate on the Class Certificate Balance or Class X Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). (Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.)

     The interest entitlement described above for each Class of Offered Certificates will be reduced by (i) such Class of Certificates allocable share of "Net Interest Shortfalls" with respect to such Distribution Date, which is equal to the amount of interest any Class of Certificateholders would otherwise have been entitled to receive with respect to any Mortgage Loan that was the subject of (a) a Relief Act Reduction (or (b) after the coverage provided by the Subordinate Certificates is exhausted for such type of loss, a Special Hazard Loss, Fraud Loss or a Bankruptcy Loss,) and (ii) such Class' pro rata share of Net Prepayment Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month immediately preceding the month in which the related Due Date occurs exceeds the aggregate amount of the Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest at the Net Mortgage Rate received in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the Net Mortgage Rate on the Principal Balance of the related Mortgage Loan that is prepaid. Each Class' pro rata share of such Net Prepayment Interest Shortfalls will be based on the amount of interest such Class of Certificates otherwise would have been entitled to receive.

     In the event that, on a particular Distribution Date, Available Funds on such Distribution Date applied in the order described above under "-- Priority of Distributions Among Classes of Certificates," are not sufficient to make a full distribution of interest to holders of the Offered Certificates, interest will be distributed on such Class or Classes of
Offered Certificates of equal priority in proportion to the amount of interest each such Class or Classes would otherwise have been entitled to receive in the absence of such shortfall. The amount of any resulting shortfall will be carried forward and added to the amount holders of each such Class of Offered Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such amount so carried forward will not bear interest.

PRINCIPAL

     On each Distribution Date, the Class A-1 Certificates will be entitled to receive a amount allocable to principal equal to the lesser of (x) Available Funds reduced by the amount of interest distributed on the Senior Certificates on such Distribution Date and (y) the sum of (i) the Class A-1 Percentage of (a) all scheduled payments of principal due on each Mortgage Loan on the Due Date for such Mortgage Loan in the month in which such Distribution Date occurs, (b) the Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the month preceding the month of such Distribution Date, (c) the Pooling Principal Balance of each Mortgage Loan that was repurchased by the Seller or another person as of such Distribution Date pursuant to the Pooling Agreement, (d) certain amounts that may be required to be paid in connection with any substitution of Mortgage Loans and (e) any net insurance or liquidation proceeds received during the month preceding the month of such Distribution Date allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans and
(ii) the Class A-1 Prepayment Percentage of all partial principal prepayments and of all principal prepayments in full ("Principal Prepayments") received during such preceding month.

     On each Distribution Date, the Class M-1 Certificates will be entitled to receive an amount allocable to principal equal to the lesser of (x) Available Funds reduced by the amount of interest and principal distributed on the Senior Certificates and interest on the Class M-1 Certificates, in each case on such Distribution Date and (y) the sum of (i) the applicable Subordinate Percentage Allocation of the sum of the amounts calculated pursuant to clauses (a) through (e) in the preceding paragraph for such Distribution Date and (ii) the applicable Subordinate Prepayment Percentage Allocation of all Principal Prepayments received during the preceding month.

     "Principal Balance" of a Mortgage Loan as of any Due Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of moratorium or similar waive or grace period) for such Due Date, after giving effect to any previous partial payments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the Mortgagor. The "Pool Principal Balance" will equal the aggregate of the Principal Balances of all Mortgage Loans. The "Due Date" for a Mortgage Loan is the first day of each calendar month on which the scheduled installment of principal and interest with respect thereto is due.

     The "Class A-1 Percentage" for any Distribution Date is the percentage obtained by dividing the sum of the Class Certificate Balance of the Class A-1 Certificates immediately prior to such date by the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such date. The "Subordinate Percentage" for any Distribution Date is the percentage calculated as the difference between 100% and the Class A-1 Percentage for such date.

     The "Subordinate Percentage Allocation" for any Distribution Date and Class of Subordinate Certificates, is equal to a fraction, the numerator of which is the related Class Certificate Balance immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Subordinate Certificates immediately prior to such date.

     The   "Class  A-1  Prepayment  Percentage"  for  any  Distribution  Date
occurring during the five years beginning on the first Distribution Date will, except as provided below, equal 100%. Thereafter, the Class A-1 Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A-1 Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Class A-1 Prepayment Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Class A-1 Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; for any distribution Date in the second year thereafter, the Class A-1 Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Class A-1 Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Class A-1 Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A-1 Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A-1 Percentage exceeds the initial Class A-1 Percentage, in which case the Class A-1 Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no reduction to the Senior Prepayment Percentage will occur if ((i) as of the first Distribution Date as to which any such reduction applies, the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding six months that are delinquent 60 days or more exceeds a monthly average of ( )% of all monthly payments due in such month (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Pool), or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date in ( ),( %) of the Class Certificate Balance of the Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date in ( ), ( %) of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date in ( ), ( %) of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date in ( ), ( %) of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date in ( ), ( %) of the Original Subordinate Principal Balance.

     The "Subordinate Prepayment Percentage" for any Distribution Date is 100% minus the Senior Prepayment Percentage for such Distribution Date. The "Subordinate Prepayment Percentage Allocation" for any Distribution Date and Class of Subordinate Certificates, is equal to the product of the Subordinate Prepayment Percentage and a fraction, the numerator of which is the related Class Certificate Balance immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Subordinate Certificates immediately prior to such date.

     If on any Distribution Date the allocation to the Class of Certificates then entitled to principal of full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates will be limited to the amount necessary to reduce the related Class Certificate Balance to zero and any remaining portion thereof will be distributed to the Class of Certificates next entitled to distributions of principal.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss on a Mortgage Loan, other than any Excess Loss, will be allocated first, sequentially, to the Class B-2, Class B-1 and Class M-1 Certificates, in that order, in each case until the respective Class Certificate Balance thereof is reduced to zero, and thereafter to the Class A-1 Certificates.

     On each Distribution Date, Excess Losses will be allocated pro rata among the Class A-1 Certificates and the Subordinate Certificates based upon their respective Class Certificate Balances.

     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Support -- Subordination of Subordinate Certificates" herein.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Support -- Special Hazard Insurance Policies." See "Credit Support -- Subordination of Subordinate Certificates" herein.

     The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof, reduced by the sum of (i) all amounts previously distributed to holders of such Class as payments of principal and (ii) the amount of Realized Losses and Excess Losses allocated to such Class, as described in the preceding paragraph.

TERMINATION; OPTIONAL TERMINATION


     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "General Provisions of Pooling Agreements -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. (The Master Servicer will have the option to purchase all remaining Mortgage Loans and other assets in the Pool, thereby effecting early retirement of the Certificates (and causing the termination of the Pool's status as a REMIC,) but such option will not be exercisable until such time as the Pool Principal Balance as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders is less than 10% of the Cut-off Date Pool Principal Balance. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described under "-- Priority of Distributions Among Classes of Certificates." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the property acquired upon foreclosure of a Mortgage Loan and such fair market value is less than the Principal Balance of the related Mortgage Loan. In no event will the trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) ( ). The
termination of the Pool will be effected  in  a   manner  consistent  with
applicable   federal  income  tax regulations (and the status of the Pool as a REMIC.)


LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the latest date on which the Class Certificate Balance is expected to be reduced to zero, and has been calculated on the basis of the assumptions described above under "Prepayment and Yield Considerations -- Assumptions Relating to Tables" except for the following additional assumptions: (describe). Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Pool, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Maturity, Prepayment and Weighted Average Life of Certificates" in the Prospectus.

EVENTS OF DEFAULT

     Events of Default will consist of: (i)(a) any failure by the Master Servicer to make an Advance which continues unremedied for two business days or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Pooling Agreement which continues unremedied for five business days (ii) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the Pool Principal Balance;
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; or (iv) the Master Servicer assigns or delegates its duties or rights under the Pooling Agreement in contravention of the provisions therein.

RIGHTS UPON EVENT OF DEFAULT

     So  long  as an  Event  of Default  remains  unremedied, the  Trustee or holders of Certificates evidencing not less than 51% of the Pool Principal Balance by notice in writing to the Master Servicer may terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties, and liabilities of the Master Servicer under the Pooling Agreement, including the obligation to make Advances; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the receipt by the Master Servicer of such notice. Notwithstanding the foregoing, in the event of an Event of Default arising from the Master Servicer's failure to make an Advance as described in clause (i)(a) in the preceding paragraph, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement and in and to the Mortgage Loans as described in the preceding sentence.

     (No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of an Event of Default and unless the holders of Certificates evidencing not less than 25% of the Pool Principal Balance have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for ( ) days has neglected or refused to institute any such proceeding.)

THE TRUSTEE

     ( ) will be  the Trustee under the  Pooling Agreement.  The  Sponsor and
( ) may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at ( ), Attention: ( ) or at such other addresses as the Trustee may designate from time to time.


                     PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders as they are received from Mortgagors, the rate of principal payments on the Offered Certificates, the aggregate amount of each interest payment on the interest bearing Offered Certificates and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled Due Date, including liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of the Certificates" in the Prospectus. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class X Certificates will be highly sensitive to the rate and timing of prepayments on the Mortgage Loans. A rapid rate of principal prepayments on the Mortgage Loans (as defined below) may have a material negative effect on the yield of the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates. See "-- Sensitivity of the Class X Certificates" herein.

     As described herein under "Description of the Certificates -- Principal", the Class A-1 Prepayment Percentage of Principal Prepayments and excluding for this purpose, liquidations due to default, casualty, condemnation and the like will be initially distributed to the Class A-1 Certificates. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the Class A-1 Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of Subordinate Certificates during the periods of time described in the definition of "Class A-1 Prepayment Percentage."

     (Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.) The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement. See "The Mortgage Pool -- Assignment of Mortgage Loans" and "Description of the Certificates -- Termination; Optional Termination" herein.

     Each monthly interest payment on a Mortgage Loan will be calculated as the product of one-twelfth of the applicable Mortgage Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan. The Net Mortgage Rate with respect to each Mortgage Loan will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate the related Expense Rate.

     The effective yield to holders of interest bearing Offered Certificates will be reduced slightly below the yield otherwise produced by the applicable Pass-Through Rate because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the ( )th day of the month following the month of accrual.

     (Substantially all) of the Mortgage Loans will include due-on-sale clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer, or the applicable servicer, will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each Mortgage Note which contains "due-on-sale" provisions permits the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer, or the applicable servicer, will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes  that  it  is entitled  to  do so  under  applicable  law; provided, however, that the Master Servicer or any such servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.


     (See  "Description  of   the  Certificates   --  Termination;   Optional
Termination" herein in the Prospectus for a description of the Master Servicer's option to repurchase the Mortgage Loans when the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. The Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any such repurchases will shorten the weighted average lives of the Classes of Offered Certificates.


     (Although each of the Mortgage Loans bears interest at an adjustable Mortgage Rate, the (semi-annual) (annual) adjustments of the Mortgage Rate for any Mortgage Loan will not exceed the Periodic Rate Cap and the Mortgage Rate will in no event exceed the Maximum Rate for such Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise
produced by the Index and the Gross Margin.   (In addition, such adjustments
will be subject to rounding to the nearest one-eighth of 1%.)

ASSUMPTIONS RELATING TO TABLES

     The Decrement Tables have been prepared on the basis of the following assumptions (the "Assumptions"): (describe assumptions). Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans which are expected to be in the Pool, there is no assurance that the Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar in reduction of the Class Certificate Balance thereof is distributed to the investor. The weighted average lives of such Classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each Class of Offered Certificates and the effects on any such Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any such Class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "125% PSA" assumes
prepayment rates  equal to 125%  of PSA,  and so  forth.   PSA does  not
purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Certificate Balance of any such Class of Offered Certificates will be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificate that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Table at the various percentages of PSA specified.

     Based upon the foregoing assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the PSA.



 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING FOR THE OFFERED
         CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:



                                   Class A-1                                       Class M-1
                       --------------------------------------------------          ----------------------------------

 DISTRIBUTION DATE         %       %      %      %       %                          %      %      %      %      %

    Initial Class
  Certificate Balance
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .
           .

           .
      ----------

   Weighted Average
          Life
     (in years)<F1>
   Years to Maturity



----------------

<F1>    The weighted average life of an Offered  Certificate is determined by
(i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of the Offered Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of the Offered Certificates of such Class.


YIELD ON CLASS X CERTIFICATES

     The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "Sensitivity of the Class X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of the Prepayment Assumption. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class X Certificates is approximately ( )% for 100% of such Class of Certificates and such Certificates are purchased on (date).

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS X CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS (ESPECIALLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED ABOVE, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY ( )% OF THE PREPAYMENT ASSUMPTION. USING SUCH ASSUMPTIONS, IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE FOREGOING RATE FOR AS LITTLE AS ONE MONTH (WHILE EQUALING SUCH RATE FOR ALL OTHER MONTHS), INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT RECOVER FULLY THEIR INITIAL INVESTMENTS.

     It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.


                          SENSITIVITY OF THE CLASS X
                         CERTIFICATES TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)





                                                                % of Prepayment Assumption
                                                       --------------------------------------------
                                                        50%       75%       100%       125%    200%
Pre-Tax Yields to Maturity  . . . . . . . . . . .         %         %          %          %       %




     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.



                                CREDIT SUPPORT

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of Senior Certificateholders, and the rights of the holders of the Class B-1 and Class B-2 Certificates to receive such distributions will be further subordinated to such rights of the Mezzanine Certificates, in each case only to the extent described herein. The subordination of the Subordinate Certificates to the Senior Certificates and the subordination of the Class B-1 and Class B-2 Certificates to the Mezzanine Certificates is intended to increase the likelihood of receipt, respectively, by Senior Certificateholders and Mezzanine Certificateholders, respectively, of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses.


     In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. However, in certain circumstances the amount of available subordination may be exhausted and shortfalls in distributions on the Certificates may result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount.



     The Subordinated Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $( ) (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $( ) (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $( ) (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of ((a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single (California) postal zip code area having the highest aggregate principal balance of any such zip code area and
(b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date.) All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: ((a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of ( %) of the Cut-off Date Pool Principal Balance over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of ( %) of the Cut-off Date Pool Principal Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.)

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. (In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.)

     As  used herein,  a  "Deficient Valuation"  is  a bankruptcy  proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.


                               USE OF PROCEEDS

     The Sponsor will apply the net proceeds of the sale of the Offered Certificates ((together with the net proceeds of the sale of the Class B-1 and Class B-2 Certificates)) against the purchase price of the Mortgage Loans.


                       FEDERAL INCOME TAX CONSEQUENCES

     (An election will be made to treat the Pool as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Offered Certificates will be designated as "regular interests" in the REMIC and the Residual Certificate will be designated as the sole class of residual interests in the REMIC. See "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

     Offered Certificates. The Offered Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Offered Certificates must be reported under an accrual method of accounting.)

     The Class X Certificates will, and the other Classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its principal balance and its issue price. See "Certain Federal Income Tax Consequences" in the
Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Sponsor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to ( )% PSA.


     (The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.)


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. No Class M-1 Certificate may be transferred unless the transferor delivers to the Trustee
(i) a certificate satisfactory to the Trustee to the effect that such transferee neither is nor is acting on behalf of a plan subject to ERISA or
(ii) an opinion of counsel satisfactory to the Trustee to the effect that such transfer will not result in the assets of the Pool being "plan assets." See "ERISA Considerations" in the Prospectus.

     (The U.S. Department of Labor has granted to ( ), an administrative exemption (Prohibited Transaction Exemption ( ); Exemption Application No. ( )) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Pool.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Class A-1 Certificates and the Class X Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Pool by aggregate unamortized principal balance of the assets of the Pool.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A-1 Certificates or the Class X Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A-1 Certificates or the Class X Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and ( ), (the "Underwriter"), the Sponsor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Sponsor, the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting discounts.

     The Sponsor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Sponsor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                LEGAL MATTERS

      The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Sponsor by Brown & Wood LLP. ( ) will pass upon certain legal matters on behalf of the Underwriter.


                              CERTIFICATE RATING

     It is a condition to the issuance of the Offered Certificates that the Offered Certificates be rated (Aaa) and (AAA) by ( ) and ( ).

     Ratings  on mortgage pass-through certificates address the likelihood of
receipt   by  Certificateholders  of  payments  required  under  the  Pooling
Agreement.


     ( )'s and ( )'s ratings take into consideration the credit quality of the Mortgage Pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. ( )'s and ( )'s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans or address the remote possibility that, in the event of the insolvency of the Seller or the Sponsor, the sale of the Offered Certificates may be recharacterized as a financing and that, as a result of such recharacterization, the Senior Certificates may be accelerated. The ratings also do not address the possibility that, as a result of principal prepayments, holders of the
Certificates may receive a lower than anticipated yield  and  that   in
extreme cases, holders of stripped pass-through certificates, such as the Class X Certificates, may fail to recoup their initial investments.


     The Sponsor has not requested a rating of any Class of Offered Certificates by any rating agency other than ( ) and ( ). However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than the ratings assigned by ( ) and ( ).

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.





                            INDEX TO DEFINED TERMS
                           ----------------------
                                                            Page
                                                            ----
Adjustment Date                                             S-9
Advance                                                     S-16
Assumptions                                                 S-25
Available Funds                                             S-19
Bankruptcy Loss Coverage Amount                             S-29
Bankruptcy Losses                                           S-22
Beneficial Owner                                            S-17
Book-Entry Certificates                                     S-8,S-17
CEDE                                                        S-17
Certificate Account                                         S-19
Certificateholder                                           S-18
Certificates                                                Cover,S-1
                                                          S-17
Class A-1 Certificates                                      S-17
Class A-1 Percentage                                        S-21
Class A-1 Prepayment Percentage                             S-21
Class B-1 Certificates                                      S-17
Class B-2 Certificates                                      S-17
Class Certificate Balance                                   S-22
Class M-1 Certificates                                      S-17
Class X Certificates                                        S-17
Clearing Agency                                             S-17
Clearing Corporation                                        S-17
Code                                                        S-6,S-30
Cut-off Date Pool Principal Balance                         S-2,S-8
Debt Service Reduction                                      S-30
Deficient Valuation                                         S-29
Definitive Certificate                                      S-17
Depository                                                  S-17
Detailed Description                                        S-8
Distribution Account                                        S-19
Distribution Date                                           Cover
Due Date                                                    S-9,S-21
ERISA                                                       S-6,S-30
Excess Losses                                               S-22
Exemption                                                   S-30
Expense Rate                                                S-5
FHLMC                                                       S-9
FICO                                                        S-14
Financial Intermediary                                      S-17
First California                                            S-15
FNMA                                                        S-9
Fraud Loss Coverage Amount                                  S-29
Fraud Losses                                                S-22
GNMA                                                        S-13
Gross Margin                                                S-9
Headlands                                                   S-12
Index                                                       S-9
LIBOR                                                       S-9
Liquidated Mortgage Loan                                    S-22
Loan-to-Value Ratio                                         S-10
Master Servicer                                             Cover,S-1
Master Servicing Fee                                        S-16
Maximum Rate                                                S-9
Minimum Rate                                                S-9
Mortgage                                                    S-12
Mortgage File                                               S-12
Mortgage Loans                                              Cover, S-1
Mortgage Note                                               S-12
Mortgaged Properties                                        Cover
Net Interest Shortfalls                                     S-20
Net Prepayment Interest Shortfall                           S-20
Offered Certificates                                        Cover,S-17
Original Subordinate Principal Balance                      S-21
Pass-Through Rate                                           S-2
Pool                                                        Cover
Pooling Agreement                                           Cover,S-2,S-17
Pool Principal Balance                                      S-2,S-21
Prepayment Interest Shortfall                               S-20
Principal Balance                                           S-21
Principal Prepayments                                       S-3,S-20
Prospectus                                                  i
PSA                                                         S-25
Realized Loss                                               S-22
Record Date                                                 S-19
Relief Act Reduction                                        S-20
REMIC                                                       i,S-5,S-30
REO Property                                                S-16
Residual Certificates                                       S-17
Seller                                                      Cover,S-1
Senior Certificates                                         S-17
Servicing Fee                                               S-16
SMMEA                                                       S-6
Special Hazard Losses                                       S-22
Special Hazard Loss Coverage Amount                         S-29
Special Hazard Mortgage Loan                                S-22
Sponsor                                                     Cover,i,S-1
Subordinate Certificates                                    S-17
Subordinate Percentage                                      S-21
Subordinate Percentage Allocation                           S-21
Subordinate Prepayment Percentage                           S-22
Subordinate Prepayment Percentage Allocation                S-22
Super Jumbos                                                S-13
Trustee                                                     Cover,S-1
Underwriter                                                 S-31
Underwriting Standards                                      S-13
Unpaid Interest Amounts                                     S-20
Unpaid Interest Shortfall                                   S-2



   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.










                 SUBJECT TO COMPLETION DATED JANUARY 15, 1997


P R O S P E C T U S

                   HEADLANDS MORTGAGE SECURITIES INC. (SPONSOR)


           MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)


     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN HEADLANDS MORTGAGE SECURITIES INC. OR ANY OF ITS AFFILIATES, EXCEPT AS SET FORTH BELOW. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

     Each Series of Certificates to be offered from time to time hereby and by Supplements hereto will evidence the entire ownership interest of a trust fund (the "Trust"), the assets of which will consist primarily of Mortgage Loans and/or Mortgage Certificates (collectively, "Mortgage Assets"), as further described herein. The Prospectus Supplement relating to a particular Series of Certificates (the "Supplement") will describe any forms of credit support (such as a pool policy, letter of credit, guaranty, surety bond, insurance contract or reserve fund) which may be applicable to a Series of Certificates and/or to the assets included in the related Trust.
     Distributions of principal of and interest on each Series of Certificates will be made (to the extent of available funds) on each Distribution Date and allocated to the classes of such Series at the Pass-Through Rates, in the amounts and in the order specified in the related Supplement. Each Series will consist of one or more classes of Certificates. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Supplement. Distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     Mortgage Loans may be fixed- or adjustable-rate first mortgage loans secured primarily by one- to four- family residences or shares in cooperative corporations and the related proprietary leases, purchased by the Sponsor from certain seller or sellers specified in the related Supplement (each, a "Seller"). The credit support (if any) for Mortgage Loans will be subject to the terms and conditions (including any limitations on amount) described in the related Supplement. Mortgage Certificates will be either (a) GNMA Certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (b) FHLMC Certificates guaranteed as to timely payment of interest and ultimate collection (and, if so specified in the related Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"), or (c) FNMA Certificates guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"). GNMA Certificates will be backed by the full faith and credit of the United States. FNMA Certificates and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. The only obligations of the Sponsor and the Seller with respect to a Series of Certificates will be pursuant to their respective representations and warranties in connection with such Series. The principal obligations of the Master Servicer named in the related Supplement will be limited to its contractual servicing obligations and to obligations pursuant to certain representations and warranties.


     An  election may  be made  to treat a  Trust as  a real  estate mortgage
investment  conduit   (a  "REMIC").     See   "Certain  Federal  Income   Tax
Consequences".
                                  __________


FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 13.

                                  __________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  __________

     Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Supplement.

     Offers of the Certificates may be made through one or more different methods, as more fully described under "Plans of Distribution" herein and "Method of Distribution" in the related Supplement.

This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Supplement.


                           _____________ ___, 1997





                            PROSPECTUS SUPPLEMENT

     The Supplement relating to a Series of Certificates to be offered hereunder and thereunder will, among other things, set forth with respect to such Series: (i) a description of the class or classes of Certificates to be offered; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series and offered by such Supplement; (iii) the Pass-Through Rate (or the method of determining such Pass-Through Rate) of each class of such Certificates; (iv) the Last Scheduled Distribution Date of each class of such Certificates, if applicable; (v) the method to be used to calculate the amount to be distributed as principal on each Distribution Date; (vi) the application of distributions of principal and interest to the classes of such Certificates and the allocation of the amounts to be so applied; (vii) whether an election will be made to treat the Trust as a REMIC; (viii) certain information concerning the Mortgage Assets and any other assets included in the Trust for such Series (including, in the case of Mortgage Loans: (a) the number of Mortgage Loans; (b) the geographic distribution of the Mortgage Loans; (c) the aggregate principal balance of the Mortgage Loans; (d) the types of dwelling constituting the Mortgaged Properties; (e) the longest and shortest scheduled terms to maturity of the Mortgage Loans; (f) the maximum principal balance of the Mortgage Loans; (g) the maximum LTV of the Mortgage Loans at origination; (h) the maximum and minimum Mortgage Rates borne by the Mortgage Loans; and (i) the aggregate principal balance of non-owner-occupied properties); (ix) the extent, nature and terms of any credit support applicable to such Series; (x) the method of distribution of the Certificates; and (xi) other specific terms of the offering.

                            ADDITIONAL INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Supplement relating to each Series of Certificates contain information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     The Commission maintains a Web site at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the Sponsor, that file electronically with the Commission.



               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the Trust referred to in the accompanying Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of such Supplement and prior to the termination of any offering of the Certificates issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. Neither the Sponsor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.


     The Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Supplement.

                                  __________

     UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.





                          SUMMARY OF THE PROSPECTUS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to information with respect to each Series of Certificates contained in the Supplement to be prepared and delivered in connection with the offering of the Certificates of such Series.



Title of Security   Mortgage Pass-Through Certificates  (the "Certificates"),
                         issuable in series (each a "Series"). Each Series will be issued under a separate pooling agreement (each a "Pooling Agreement").

Sponsor             Headlands  Mortgage  Securities Inc.,  a Delaware
                          corporation (the "Sponsor").
Seller              The seller  or sellers (each,  a "Seller") for a
                          particular Series will be named  in the Supplement
                          relating to  such Series (the "Supplement").  A
                          Seller may be an affiliate of the Sponsor.
Trustee             The trustee (the  "Trustee") for a particular Series will
                          be named in the related Supplement.
Master Servicer     The  entity or  entities named  as  Master Servicer  (the
                         "Master Servicer") in  the related Supplement, which
                         may be  an  affiliate  of the  Sponsor.    See  "The
                         Pooling  and  Servicing  Agreement--Certain  Matters
                         Regarding  the Sponsor,  the  Seller and  the Master
                         Servicer."
Closing Date        The date  (the "Closing  Date") of the  initial issuance
                         of a Series, as specified in the related Supplement.
The Trusts          Each  Trust will  consist of  Mortgage  Loans and/or
                         Mortgage Certificates (collectively,  the "Mortgage
                         Assets"), any real  estate  acquired  through
                         foreclosure  or  similar proceeding, any applicable
                         credit support, the assets  in  the Certificate
                         Account,  any   minimum   prepayment, reinvestment
                         or similar agreement and any other assets described
                         in  the related Supplement,  all as described
                         herein and therein.
  A.  Mortgage Loans  The  mortgage   loans  included  in  a   Trust  (the
                         "Mortgage Loans") will be secured primarily  by
                         liens  on residential  properties or  shares in
                         cooperative  corporations  ("Cooperatives") and
                         the  related   proprietary  leases.     If   so
                         specified  in   the  related   Supplement,  the
                         Mortgage  Assets  of  the   related  Trust  may
                         include mortgage participation  certificates or
                         other beneficial interests evidencing interests
                         in  mortgage loans.  Such mortgage loans may be
                         conventional loans  (i.e., loans  that are  not
                         insured by any  governmental agency) or may  be
                         insured or  guaranteed by  the Federal  Housing
                         Authority    ("FHA"),    or     the    Veterans
                         Administration  ("VA"),  as  specified  in  the
                         related Supplement.   All  Mortgage Loans  will
                         have been purchased by the Sponsor, either directly or through an affiliate, from one or more Sellers.
                      The  payment terms of the Mortgage Loans to  be
                         included in a Trust will be described in the related Supplement and may include any of the following features or combinations thereof or other features described in the related
                         Supplement:

                         (a)  Interest  may be payable  at a fixed  rate,
                         a rate  adjustable from time to  time in relation
                         to an index (which will be specified in the related Supplement), a rate that is fixed for a period of time or under certain circumstances and is
                         followed  by   an adjustable rate, a rate that
                         otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
                         Changes  to  an  adjustable   rate  may  be  subject
                         to periodic limitations, maximum rates, minimum rates or a combination of such limitations.
                         Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Supplement, prepayments of principal may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"), or may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

          (e) The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by primary mortgage insurance policies to the extent provided in the related Supplement.


B.  Mortgage Certificates  The  Trust  may  include  certain  assets  (the
                             "Mortgage Certificates") which are limited
                             to GNMA  Certificates, FNMA  Certificates,
                             FHLMC   Certificates   or   a  combination
                             thereof.   Any GNMA  Certificates included
                             in a Trust  will be guaranteed as  to full
                             and  timely   payment  of   principal  and
                             interest by GNMA, which guaranty is backed
                             by the full faith and credit of the United
                             States.   Any FHLMC  Certificates included
                             in the Trust will be guaranteed as to the timely payment of interest and ultimate collection (and, if so specified in the related Supplement, timely payment) of principal by FHLMC. Any FNMA Certificates included in a Trust will be guaranteed as to timely payment of scheduled payments of principal and interest by FNMA. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

     Each  Mortgage  Certificate will  evidence  an  interest  in a  pool  of mortgage loans and/or cooperative loans, and/or in principal distributions and interest distributions thereon. The Supplement for each Series will specify the aggregate approximate principal balance of GNMA, FNMA and FHLMC Certificates included in a Trust and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such underlying loans, the Mortgage Certificates or both. In addition, the related Supplement will describe the terms upon which distributions will be made to the Trustee as the holder of the Mortgage Certificates. The Mortgage Certificates included in any Trust will be registered in the name of the Trustee or its nominee or in the case of book-entry Mortgage Certificates in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of holders of the related Series of Certificates.

C.  Certificate Account    All distributions on  any Mortgage Certificates
                              and all  payments (including  prepayments,
                              liquidation proceeds and insurance proceeds) received from the Master Servicer on any Mortgage Loans included in the Trust for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Supplement, will be available for distribution on the Certificates of such Series as described in the related Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Master Servicer for the benefit of holders of a Series of Certificates.

Description of Certificates   Each  Certificate will  represent a  beneficial
                              ownership interest in a Trust to be formed by the Sponsor pursuant to a Pooling Agreement.
          Each Series of Certificates may contain one or more classes of certificates (the "Senior Certificates") which are senior in right of distribution to one or more classes of certificates (the
          "Subordinate Certificates") and may also contain one or more classes of the types described herein under "Description of Certificates -- Categories of Classes of Certificates" herein.

Distributions on
   the Certificates   Distributions on  the Certificates entitled  thereto
                         will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Supplement (each, a "Distribution Date") out of the payments received in respect of the assets of the related Trust. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related
                         Supplement.    Unless  otherwise  specified  in  the
                         related Supplement,   all  distributions   will  be
                         made   pro  rata   to Certificateholders  of the
                         class  entitled thereto.   The aggregate original
                         balance of the Certificates (the "Certificate Balance") will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive.

    A.  Interest    Each  class of  Certificates  of  a  Series  will  accrue
                         interest  from  the   date  and  at  the   fixed  or
                         adjustable rate set forth (or determined as set forth) in the related Supplement (the "Pass-Through Rate"), except for certain classes of Certificates that are only entitled to distributions of principal ("PO Certificates").
                    Accrued interest will  be distributed (to the extent  of
                          funds available therefor),  at  the times  and  in
                          the  manner specified  in  such Supplement.
                          Distributions of interest on any class of Accrual
                          Certificates  will commence at the time specified
                          in  such Supplement; until then, interest on the
                          Accrual  Certificates will be added to the
                          Certificate Balance thereof.
   B.  Principal    Each  class  of  Certificates of  a  Series  will receive
                         distributions of principal in the amounts, at the times and in the manner specified in the related Supplement until its initial aggregate Certificate Balance has been fully amortized, except for certain classes of Certificates that are only entitled to
                         distributions  of   interest  ("IO   Certificates").
                         Allocations of distributions of principal will be made to the Certificates of each class during the periods and in the order specified in the related Supplement.
Credit Enhancement  The  assets in a Trust or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit support as described
                         in  the  related  Supplement.    The protection
                         against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the
                         Certificates of such Series.   See "Credit
                         Enhancement" herein.
    A. Subordination  A  Series of Certificates may consist of one or more classes  of Senior Certificates and one or more
                              classes  of Subordinate  Certificates.   If  so
                              specified in the related Supplement, certain classes of Subordinate Certificates may be
                              senior   to   other  Classes   of   Subordinate
                              Certificates  and  be  rated  investment  grade
                              ("Mezzanine  Certificates").    The  rights  of
                              holders of the Subordinate Certificates of a Series ("Subordinate Certificateholders") to
                              receive  distributions  with   respect  to  the
                              assets   in   the   related   Trust   will   be
                              subordinated to such rights of holders of the Senior Certificates of the same Series ("Senior Certificateholders") to the extent described in
                              the related Supplement.   This subordination is
                              intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of their scheduled monthly payments
                              of  principal  and  interest.   The  protection
                              afforded to Senior Certificateholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinate Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available
			      for distribution on  such  date  and,  to   the
			      extent  described  in  the  related Supplement,
  		   	      by  the  right  of  such  holders  to   receive
			      future distributions on the assets in the related Trust that would otherwise have been payable to Subordinate Certificateholders; (ii) reducing the ownership interest of the related Subordinate Certificates; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Supplement.
			      If  so specified in  the   related  Supplement,
			      subordination may apply only in the event of certain types of losses not covered by other forms of credit enhancement, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the mortgagor. The related Supplement
			      will set forth information  concerning,   among
			      other   things,  the  amount   of subordination
			      of  a   class   or   classes   of   Subordinate
			      Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

       B.  Reserve Fund  One or more  reserve funds (the "Reserve  Fund") may be established and maintained for each Series. The related Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust.

        C. Surety Bond   A  surety  bond   or  bonds  may  be   obtained  and
                              maintained for  a  Series  or  certain  classes
                              thereof,   which  will,   subject  to   certain
                              conditions and  limitations, guaranty  payments
                              of  all or  limited  amounts of  principal  and
                              interest due on  the classes of such  Series or
                              certain classes thereof.
       D.  Mortgage Pool
            Insurance Policy  A  mortgage   pool  insurance  policy  or
                               policies  (the "Mortgage Pool Insurance
                               Policy"), may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Trust as of the first day of the month of issuance of the related Series or such other date as is specified in the related Supplement (the "Cut-off Date").

       E.  Fraud Waiver  If  so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Supplement.

F.  Special Hazard Insurance
     Policy        A special hazard insurance policy or policies (the "Special
                     Hazard Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by
                     standard hazard insurance policies.   Each Special
                     Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Supplement.

       G.  Bankruptcy Bond    A  bankruptcy bond  or  bonds (the  "Bankruptcy
                                   Bond")  may be  obtained to  cover certain
                                   losses resulting from  action that may  be
                                   taken by a bankruptcy court in  connection
                                   with  a  Mortgage  Loan.    The  level  of
                                   coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Supplement.

       H.  Cross Support If  specified   in  the   related  Supplement,   the
                              beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust.

       I.  FHA Insurance and VA
              Guaranty   All or  a portion of  the Mortgage Loans in  a Trust
                              may be insured by FHA insurance ("FHA Insurance") and may be partially guaranteed by the VA (a"VA Guaranty").

       J.  Other Forms of Credit
           Support  Other forms  of credit  support to  provide coverage  for certain risks of default or various types of losses (such as a letter of credit, limited guaranty or insurance contract) may be applicable to a Series of Certificates, to the Mortgage Assets included in the related Trust and/or to the mortgage loans underlying such Mortgage Certificates, as described in the related Supplement.



Advances  If so  specified in  the related Supplement,  the Master  Servicer, directly or through subservicers, will be obligated or have the right at its option to make certain advances (each an
               "Advance") with respect to delinquent payments on such Mortgage Loans. Any such advances will be reimbursable to the extent described herein and in the related Supplement.

Optional Termination     The  Master Servicer or, if specified in the related
                              Supplement for a Series of REMIC  Certificates,
                              the  holders of  the  Residual Certificates  of
                              such Series  may have the option  to repurchase
                              the  Mortgage Assets  included  in the  related
                              Trust and thereby effect early  retirement of a
                              Series of Certificates.   Any such option  will
                              be  exercisable   at   the   times   and   upon
                              satisfaction of the conditions specified in the related Supplement.

Tax Status of
REMIC Certificates  Regular  Certificates  of  a  particular Series  will  be treated as "regular interests" in the REMIC and will be treated as debt instruments for federal income tax purposes, and the Residual Certificates of such Series will be treated as "residual
                         interests"   in  the   REMIC.     Holders  of
                         Residual Certificates generally will include their pro rata shares of the net income or loss of the REMIC in determining their federal taxable income.
                    Holders  of  Accrual  Certificates  and any  other
                         classes of Regular Certificates issued with original issue discount generally will be required to include the original issue discount
                         (which for  federal income  tax   purposes
                         includes   interest   accrued  on   Accrual
                         Certificates as well as current interest paid thereon) in gross income over the life of the Regular Certificates.
                    Distributions on  Regular  Certificates to  foreign
                         investors generally will not be subject to U.S. withholding tax, provided applicable certification procedures are complied with.
                    Subject to certain limitations that  may be applicable
                         to Buydown Loans, REMIC Certificates will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate
                         investment trusts.   See "Certain  Federal Income
                         Tax Consequences -- REMIC Certificates" herein.


Tax Status of Non-
REMIC Certificates  For federal  income tax  purposes, the  trust created  to
                         hold  the  Mortgage  Assets   for  each  Series   of
                         Non-REMIC Certificates will be classified as a grantor trust and not as an association taxable as a corporation. Holders of Non-REMIC Certificates of such Series which are not IO Certificates will be treated as owners of undivided interests in the trust and as equitable owners of undivided interests in each of the Mortgage Assets held by the trust, and such holders will be taxed on their pro rata shares of the income from the related Mortgage Assets and may be allowed to deduct their pro rata shares of reasonable servicing fees, consistent with their methods of accounting, subject to limitation in the case of Non-REMIC Certificates held by individuals, estates, or trusts (either directly or indirectly through certain pass-through entities). If a Series of Non-REMIC Certificates includes IO Certificates, holders of the Certificates of such Series will be subject to the "Stripped Bond Rules" of Section 1286 of the Code.

     Subject to certain limitations that  may be applicable to Buydown Loans, to the extent the Mortgage Assets and the related interests qualify for such treatment, interests in the Mortgage Assets held by holders of applicable Non-REMIC Certificates which are not IO Certificates will be considered to represent "loans... secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts.
     It is not clear whether IO Certificates will be treated  as representing an ownership interest in qualifying assets and income under Sections 7701(a)(19)(C)(v), 856(c)(5)(A) and
          856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. It is also not clear whether a reasonable prepayment assumption should be applied in accruing original issue discount on the IO Certificates.
     See "Certain Federal Income Tax Consequences -- Non-REMIC Certificates" herein.

Legal Investment    The  Supplement  for  each Series  of  Certificates  will
                         specify   which,  if   any,   of  the   classes   of
                         Certificates   offered   thereby   will   constitute
                         "mortgage-related  securities" for  purposes of  the
                         Secondary Mortgage  Market Enhancement  Act of  1984
                         ("SMMEA").   Classes of Certificates that qualify as
                         "mortgage   related   securities"  will   be   legal
                         investments  for  certain   types  of  institutional
                         investors to the extent provided in SMMEA,  subject,
                         in  any  case,  to any  other  regulations  that may
                         govern investments by  such institutional investors.
                         Institutions whose investment activities are subject
                         to  review by  federal or  state  authorities should
                         consult  with   their  counsel  or   the  applicable
                         authorities to determine whether  an investment in a
                         particular  class  of Certificates  (whether  or not
                         such   class   constitutes   a   "mortgage   related
                         security")  complies  with   applicable  guidelines,
                         policy statements or restrictions.

ERISA Considerations     A  fiduciary of any  employee benefit plan  or other
                              retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code should
                              carefully  review   with  its   legal  advisors
                              whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" herein.
                              Certain classes of Certificates may not be transferred unless the Trustee and the Sponsor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in violation of the prohibited transaction provisions of
                              ERISA and the Code and will not subject the Trustee, the Sponsor or the Master Servicer to additional obligations. See "ERISA Considerations" herein.


Rating                    The Certificates of  each class offered hereby
                              and  by a Supplement will be rated in one of
                              the four highest rating categories  by
                              one   or   more  nationally   recognized
                              statistical rating organizations, as specified in such Supplement (with respect to each Series of Certificates, the "Rating Agency"). A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the Rating Agency. Further, such ratings do not address the effect of prepayments on the yield anticipated by an investor. See "Rating" herein.






                                 RISK FACTORS

     Investors should consider the following factors in connection with the purchase of Certificates.

NATURE OF MORTGAGES

     Property Values. There are several factors that could adversely affect the value of Mortgaged Properties such that the outstanding balance of the related Mortgage Loan would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as discussed under "The Pooling and Servicing Agreement -- Hazard Insurance", no Mortgaged Property will otherwise be required to be insured against earthquake damage or any other loss not covered by a standard hazard insurance policy, as described under "The Pooling and Servicing Agreement -- Hazard Insurance." If such a decline or natural disaster occurs, the actual rates of delinquencies, foreclosures and losses on all Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Mortgage Loans will be borne by the holders of one or more classes of Certificates of the related Series.

     Delays Due to Liquidation. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. See "Certain Legal Aspects of teh Mortgage Loans" herein.
In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Mortgage Loan than would be the case with the defaulted Mortgage Loan having a large remaining principal balance.


LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

     With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy;
a   mortgagor  bankruptcy  bond;  a  reserve  fund;  and  any
combination thereof. See "Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of Certificates may be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes thereof). The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. Neither the Sponsor, the Seller, the Master Servicer, the Trustee, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates of a Series.

BANKRUPTCY AND INSOLVENCY RISKS

     The Seller and the Sponsor will treat the transfer of the Mortgage Loans by the Seller to the Sponsor as a sale for accounting purposes. The Sponsor and the Trust will treat the transfer of Mortgage Loans from the Sponsor
to the  Trust as a  sale for  accounting purposes.   As  a sale  of the
Mortgage Loans by the Seller to the Sponsor, the Mortgage Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller, secured by a pledge of the Mortgage Loans. Similarly, as a sale of the Mortgage Loans by the Sponsor to the Trust, the Mortgage Loans would not be part of the Sponsor's bankruptcy estate and would not be available to the Sponsor's creditors. However, in the event of the insolvency of the Sponsor, it is possible that the bankruptcy trustee or a creditor of the Sponsor may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Sponsor, secured by a pledge of the Mortgage Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Certificates and result in a reduction of payments due on the Certificates.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     The time period during which cash collections may be commingled with the Master Servicer's own funds prior to deposit to the Certificate Account will be specified in the related Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lenderto realize upon its security. For example, in a proceeding under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), a lender may notforeclose on a Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposedby the debtor may
provide,  if the   court determines that the value of the Mortgaged Property
is less  than theprincipal  balance of the  Mortgage Loan, for  the reduction of the secured indebtedness to the value of the MortgagedProperty as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reducethe monthly payments due under such Mortgage Loan, change the rate
of  interest and  alter the  Mortgage Loan  repayment schedule.   The effect
 of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying the Certificates and possible reductions in the aggregate amount of such payments.




                                  THE TRUSTS*

GENERAL

     The Trust for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of Mortgage Loans or (B) Mortgage Certificates, in each case as specified in the related Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Supplement.

     The Certificates will be entitled to payment from the assets of the related Trust or other assets pledged for the benefit of the holders of such Certificates (the "Certificateholders") as specified in the related Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Sponsor.

     The Mortgage Assets for each Series may be acquired by the Sponsor, either directly or through affiliates, from originators or sellers that may be affiliates of the Sponsor (the "Seller") and conveyed by the Sponsor to the related Trust. Mortgage Loans acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in the related Supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trusts. A schedule of the Mortgage Assets relating to such Series will be attached to the Pooling Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS

     The Mortgage Loans may be fixed- or adjustable-rate mortgage loans, or participations or other beneficial interests in such mortgage loans, evidenced by notes or other evidence of indebtedness (the "Mortgage Notes") secured primarily by first liens on one- to four-family residential properties in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related Supplement.


    If so specified in the related Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings. A "Mortgage" is a mortgage, deed of trust or similar instrument with respect to a Mortgaged Property. The "Mortgaged Properties" securing the Mortgage Notes will be comprised of one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold interest will exceed the term of the related Mortgage Note by at least five years. For a discussion of leasehold mortgages, see "Certain Legal Aspects of the Mortgage Loans -- General -- Leaseholds". The Mortgaged Properties may include vacation and second homes and investment properties. An investment property is a Mortgage Property owned in fee simple by the borrower and is rented by the borrower to a third party. Each Mortgage Loan will be selected by the Sponsor for inclusion in a Trust from among those purchased, either directly or through affiliates. Originators, servicers or sellers may be affiliated with the Sponsor. All transactions involving affiliates will be conducted in a commercially reasonable manner at arm's length.


_______________
* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the "Trust") consisting primarily of the Mortgage Assets in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust" will refer to one specific Trust.


     Unless otherwise specified in the related Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Supplement and may include any of the following features or combinations thereof or other features described in the related Supplement:


        (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Supplement, the "Index"), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Supplement.


        (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or at an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust may contain certain Mortgage Loans ("Buydown Loans"), which include provisions whereby a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Mortgage Loans with certain LTVs and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related Supplement. The loan-to-value ratio ("LTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property. If so specified in the related Supplement, the "Appraised Value" is either (x) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or (y) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Each Supplement for a Series will contain information, as of the Cut-off Date and to the extent known to the Sponsor, with respect to the Mortgage Loans contained in such Trust, including: (i) the number of Mortgage Loans,
(ii) the geographic distribution of the Mortgage Loans; (iii) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date; (iv) the types of dwelling constituting the Mortgaged Properties; (v) the original terms to maturity of the Mortgage Loans; (vi) the largest principal balance and the smallest principal balance of the Mortgage Loans; (vii) the maximum LTV of the Mortgage Loans at origination; (viii) the maximum and minimum Mortgage Rates; (ix) the aggregate principal balance of nonowner-occupied Mortgaged Properties; (x) the earliest origination date and latest maturity date of any of the Mortgage Loans; and (xi) the aggregate principal balance of Mortgage Loans having LTVs at origination exceeding 80%.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the
related  Mortgage  Loans.   If  the  residential  real estate  market  should
experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments
of  principal and interest on the Mortgage  Loans  and,   accordingly,  the
actual  rates   of  delinquencies, foreclosures and  losses with  respect
to any  Mortgage Pool.   If  losses on defaulted  Mortgage  Loans  exceed
the coverage of any Primary Mortgage Insurance Policy or the amount of any credit support arrangement described in the related Supplement, such losses will be borne by holders of Certificates ("Certificateholders").

MORTGAGE CERTIFICATES

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust (and of the underlying mortgage loans) will be described in the related Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD").
Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA Certificates. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA
Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates included in a Trust may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgage Loans underlying a particular GNMA II
Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Trust is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA ("FNMA Certificates"). Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the FNMA Certificates included in a Trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     Stripped Mortgage-Backed Securities. Mortgage Certificates may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Supplement. Each such Mortgage Certificate will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Mortgage Certificate to the same extent as such entity guarantees the underlying securities backing such stripped Mortgage Certificate, unless otherwise specified in the related Supplement.

CERTIFICATE ACCOUNT

     The Master Servicer or other entity identified in the related Supplement will, as to each Series of Certificates, establish and maintain a Certificate Account for the benefit of the Trustee and holders of the Certificates of such Series for receipt of (i) each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets, (ii) the amount of cash, if any, specified in the related Pooling Agreement to be initially deposited therein, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund or other fund, and (iv) the reinvestment income thereon, if any. The Pooling Agreement for a Series may authorize the Trustee to invest the funds in the Certificate Account in certain investments ("Eligible Investments") that will qualify as "permitted investments" under
Section 860G(a)(5) of the Code in the case of REMIC Certificates. The Eligible Investments will generally mature not later than the business day immediately preceding the next Distribution Date for such Series (or, in certain cases, on such Distribution Date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial and certain repurchase agreements of United States government securities. Reinvestment earnings, if any, on funds in the Certificate Account generally will belong to the Master Servicer.

SUBSTITUTION OF MORTGAGE ASSETS


     Substitution  of Mortgage  Assets  will  be permitted  in  the event  of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Supplement. See "The Pooling and Servicing Agreement-- Representations and Warranties".





                         DESCRIPTION OF CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement among the Sponsor, the Seller, the Trustee and the Master Servicer, if such Series relates to Mortgage Loans. A form of Pooling Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling Agreement. The Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and the Supplement related to a particular Series of Certificates. References herein to a Trustee or the Master Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Master Servicer, any of which agents or subcontractors may be one of their affiliates.

     The Certificates are issuable in Series, each evidencing the entire ownership interest in a Trust of assets consisting primarily of Mortgage Assets. The Certificates of each Series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the related Supplement, will evidence specified beneficial ownership interests in the related Trust created pursuant to the related Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Trust established by the Sponsor. The transfer of the Certificates may be registered, and the Certificates may be exchanged, at the office or agency of the Trustee specified in the related Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a Series of Certificates may be subject to the satisfaction of certain conditions set forth in the related Supplement. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement. The Certificates will not represent obligations of the Sponsor or any affiliate of the Sponsor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Supplement.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust, or on a different basis, in each case as specified in the related Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Supplement.

DISTRIBUTIONS

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Supplement) in proportion to the percentages specified in the related Supplement. Distributions will be made by wire transfer (in the case of Certificates which are of a certain minimum denomination, as specified in the related Supplement) or by check mailed to record holders of such Certificates as of the date or dates specified in the related Supplement (each, a "Record Date") at their addresses appearing in the register maintained for holders of Certificates (the "Certificate Register"), except that the final distribution of principal will be made only upon presentation and surrender of such Certificate at the office or agency of the Paying Agent for such Certificate specified in the related Supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of such Certificate. In the event the Certificates of a Series are issued in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the related Supplement.

     Distributions of principal of and interest on the Certificates will be made by the Trustee out of the Certificate Account established under the Pooling Agreement. All distributions on the Mortgage Certificates, if any, included in the Trust for a Series, remittances on the Mortgage Loans by the Master Servicer pursuant to the Pooling Agreement, together with any reinvestment income (if so specified in the related Supplement) thereon and amounts withdrawn from any Reserve Fund or other fund or payments in respect of other credit enhancement and required to be so deposited, will be deposited directly into the Certificate Account and thereafter will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of such Series on the next succeeding Distribution Date. See "The Trusts -- Certificate Account" and "The Pooling and Servicing Agreement -- Payments on Mortgage Loans" herein.

     Interest. Interest will accrue on the aggregate Certificate Balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the Pass-Through Rate (which may be a fixed rate or a rate adjustable as specified in such Supplement) during each Interest Accrual Period specified in such Supplement. The "Interest Accrual Period" with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Supplement. To the extent funds are available therefor, interest accrued during each such Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Supplement. Unless otherwise specified in the related Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the related Supplement and, prior to such time, such interest will be added to the Class Certificate Balance of such class of Accrual Certificates. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Principal. Unless otherwise specified in the related Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of Certificates specified insuch Supplement, reduced by all distributions reported to holders of such Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization. The related Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a Series (except for IO Certificates) will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the related Supplement until its initial aggregate Class Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the Certificates of each class, during the periods and in the order specified in the related Supplement. Unless otherwise specified in the related Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     If so provided in the related Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinate Certificates in the Trust. Increasing the interests of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. See "Credit Enhancement--Subordination" herein and "Credit Enhancement --Subordination of the Subordinated Certificates" in the related Supplement.

     Unscheduled Distributions. If specified in the related Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Supplement.

     Unless otherwise specified in the related Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

     The "Last Scheduled Distribution Date" for a class of Certificates is the latest date as of which the Class Certificate Balance of the Certificates of such class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related Trust are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Supplement at which amounts in the Certificate Account are assumed to earn interest (the "Assumed Reinvestment Rate"). (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Master Servicer as additional servicing compensation. Such amounts will be part of the Trust and will be available to make distributions on the related Certificates.) The "Last Scheduled Distribution Date" for each class of Certificates will be specified in the related Supplement.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of certificates of each Series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Supplement for a Series of Certificates may identify the classes which comprise such Series by reference to the following categories.



CATEGORIES OF CLASSES                                        DEFINITION

                                                          PRINCIPAL TYPES
Accretion Directed  . . . . . A class  that receives  principal payments  from  the accreted  interest from specified  Accrual Classes.  An  Accretion Directed Class  also may receive principal payments  from principal paid  on the Mortgage  Assets or other assets of the Trust for the related Series.

Component Certificates  . . . A class  consisting  of "Components."    The Components  of a  class  of
                              Component  Certificates may  have  different  principal and/or  interest
                              payment characteristics  but together constitute  a single class.   Each
                              Component of  a class  of Component  Certificates may  be identified  as falling into one or more of the categories in this chart.
Notional Amount
  Certificates  . . . . . . . A class having no principal balance and bearing interest on  the related
                              notional amount.    The notional  amount  is used  for  purposes of  the
                              determination of interest distributions.
Planned Principal Class
  (also sometimes
  referred to as "PACs")  . . A  class  that  is  designed  to  receive  principal  payments  using  a
                              predetermined  principal  balance  schedule  derived  by   assuming  two
                              constant  prepayment rates for  the underlying  Mortgage Assets.   These
                              two rates are the  endpoints for the "structuring range" for the Planned
                              Principal  Class.   The  Planned  Principal  Classes  in any  Series  of
                              Certificates may  be subdivided into different categories (e.g., Primary
                              Planned Principal  Classes, Secondary  Planned Principal Classes  and so
                              forth)  having different  effective  structuring  ranges  and  different principal  payment priorities.  The structuring  range for the Secondary
                              Planned Principal  Class of  a Series of  Certificates will  be narrower than that for the Primary Planned Principal Class of such Series.

Scheduled Principal Class . . A  class  that  is  designed  to  receive  principal  payments  using  a predetermined principal  balance schedule  but is  not  designated as  a
                              Planned Principal  Class or  Targeted Principal Class.   In  many cases,
                              the schedule  is derived by assuming  two constant prepayment  rates for
                              the  Mortgage  Assets.   These  two  rates  are the  endpoints  for  the
                              "structuring range" for the Scheduled Principal Class.

Sequential Pay  . . . . . . . Classes  that receive principal payments in  a prescribed sequence, that do not  have predetermined  principal balance  schedules and that  under all circumstances  receive payments  of principal continuously  from the first Distribution Date  on which they receive principal  until they are
                              retired.   A single  class that  receives principal  payments before  or after all  other  classes in  the  same Series  of Certificates  may  be identified as a Sequential Pay Class.

Strip . . . . . . . . . . . . A  class  that  receives  a constant  proportion,  or  "strip,"  of  the principal payments on  the Mortgage Assets.  The  constant proportion of such principal  payments may  or may  not vary  for each Mortgage  Asset included in the Trust  and will be calculated in the manner described in
                              the  related Supplement.   Such  Classes  may also  receive payments  of
                              interest.

Support Class (also
  sometimes referred to
  as "companion classes") . . A class that  receives principal payments on any  Distribution Date only if scheduled  payments have  been  made on  specified Planned  Principal
                              Classes, Targeted Principal Classes and/or Scheduled Principal Classes.
Targeted Principal Class
  (also sometimes
  referred to as "TACs")  . . A  class  that  is  designed  to  receive  principal  payments  using  a predetermined principal  balance schedule  derived by assuming  a single constant prepayment rate for the Mortgage Assets.







                                                           INTEREST TYPES

Categories of Classes                              Definition


Accrual . . . . . . . . . . . A  class  that  accretes  the  amount  of  accrued  interest   otherwise
                              distributable on such class, which amount will be  added as principal to the  principal balance  of such  class on  each applicable  Distribution
                              Date.   Such  accretion  may continue  until  some  specified event  has occurred or until such class of Accrual Certificates is retired.

Fixed Rate  . . . . . . . . . A class with a  Pass-Through Rate that is  fixed throughout the life  of the class.

Floating Rate . . . . . . . . A class with a Pass-Through  Rate that resets periodically based upon  a designated Index and that varies directly with changes in such Index.

Inverse Floating Rate . . . . A class with a  Pass-Through Rate that resets periodically  based upon a designated Index and that varies inversely with changes in such Index.

IO  . . . . . . . . . . . . . Certificates that receive  some or all of the interest  payments made on the Mortgage Assets  and little or no  principal.  IO Certificates  have
                              either a nominal  principal balance  or a  notional amount.   A  nominal
                              principal balance represents actual principal that  will be paid on such
                              Certificates.  It is referred to as nominal  since it is extremely small compared to  other classes.  A notional  amount is the amount  used as a reference to calculate  the amount of interest due on  an IO Certificate that is not entitled to any distributions in respect of principal.

Partial Accrual . . . . . . . A  class  that accretes  a  portion of  the  amount of  accrued interest thereon, which amount  will be  added to the  principal balance of  such class on each  applicable Distribution Date, with the  remainder of such accrued interest to be distributed currently  as interest on such class.
                              Such accretion  may continue  until a  specified event  has occurred  or until such class of Partial Accrual Certificates is retired.

PO  . . . . . . . . . . . . . A  class that does  not bear  interest and is  entitled to  receive only distributions in respect of principal.

Variable Rate . . . . . . . . A  class  with a  Pass-Through  Rate  that  resets periodically  and  is calculated by reference  to the rate or rates of  interest applicable to specified assets or  instruments (e.g., the Mortgage Rates  borne by the
                              Mortgage Loans in the related Trust).





RESIDUAL CERTIFICATES

     A Series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the related Supplement, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Supplement. In addition, after the aggregate Class Certificate Balances of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust and will have sole rights with respect to the Mortgage Assets and other assets remaining in such Trust. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Supplement; if so, the terms of such Residual Certificates will be described in such Supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement. If such Residual Certificates are not so offered, the Sponsor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Trust.

ADVANCES

     The Master Servicer may be obligated or have the right at its option under the Pooling Agreement for a Series of Certificates backed in whole or in part by Mortgage Loans to advance, on or prior to any Distribution Date, from its own funds and/or funds being held in the Certificate Account for future distribution to Certificateholders in an amount up to the aggregate of interest and principal installments on the Mortgage Loans that are delinquent on the related Determination Date. If specified in the related Supplement, in the case of Cooperative Loans, the Master Servicer will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases. The Master Servicer may be obligated to make such Advances only to the extent any such Advance, in the judgment of the Master Servicer made on the Determination Date, will be reimbursable from late payments made by Mortgagors, payments under any Primary Mortgage Insurance Policy or other form of credit support or proceeds of liquidation. Any Master Servicer funds thus advanced are reimbursable to the Master Servicer from cash in the Certificate Account to the extent that the Master Servicer shall determine that any such Advances previously made are not ultimately recoverable from the sources described above.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from funds being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date.

     The Master Servicer may also be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Pooling Agreement. If specified in the related Supplement, the obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Supplement.

REPORTS TO CERTIFICATEHOLDERS


     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii)     the amount of any Advance;

          (iv) the aggregate amount withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to Certificateholders;

          (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the  number and aggregate principal balances of Mortgage Loans
     (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and
     (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure ("REO Property");

          (xi) the Pass-Through Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit support.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.


                              CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related Supplement, or any combination of the foregoing. Unless otherwise specified in the related Supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

     If specified in the related Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trusts. If applicable, the related Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

SUBORDINATION

     If so specified in the related Supplement, the rights of holders of one or more classes of Subordinate Certificates will be subordinate to the rights of holders of one or more classes of Senior Certificates of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Certificates under the circumstances and to the extent specified in the related Supplement. If so specified in the related Supplement, certain classes of Subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). If specified in the related Supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinate Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinate Certificates by virtue of subordination and the amount of distributions otherwise distributable to Subordinate Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Supplement, Senior Certificateholders would experience losses on their Certificates.

     If specified in the related Supplement, various classes of Senior Certificates and Subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinate Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinate Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the related Supplement.

SURETY BONDS

     A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Supplement, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Trust and issued by the insurer (the "Pool Insurer") named in such Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Trust in an amount equal to a percentage specified in such Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the
Trustee and Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless
(i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     No Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described herein and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by Certificateholders.


FRAUD WAIVER

     If so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Supplement, a separate Special Hazard Insurance Policy will be obtained for the Trust and will be issued by the insurer (the "Special Hazard Insurer") named in such Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans -- Hazard Insurance" herein. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the related Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If  specified  in  the  related  Supplement,  a  bankruptcy   bond  (the
"Bankruptcy Bond") to cover losses resulting from proceedings under the Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Supplement. Each Bankruptcy Bond will cover, to the extent specified  in  the  related  Supplement,  certain  losses  resulting  from  a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Sellers" herein.

     To  the extent  specified in  the  Supplement, the  Master Servicer  may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUND

     If so specified in the related Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the "Reserve Fund") for such Series. The related Supplement will specify whether or not a Reserve Fund will be included in the Trust for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Supplement, to which Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments. Any instrument deposited therein will name the Trustee, in its capacity as trustee for Certificateholders, or such other entity as is specified in the related Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to Certificateholders for the purposes, in the manner and at the times specified in the related Supplement.

CROSS SUPPORT

     If specified in the related Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The related Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If  specified  in the  related  Supplement,  a  Trust may  also  include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Supplement.


                     YIELD AND PREPAYMENT CONSIDERATIONS


     The weighted average life of a Series of Certificates and the yield to investors depend in part on the rate and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular Series will be identified and described in the related Supplement.

     The Supplement for a Series of Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Supplement.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on such mortgage loans or on the Mortgage Loans included in a Trust, such mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such mortgage loans or on the Mortgage Rates borne by the Mortgage Loans included in a Trust, such mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and the availability of mortgage funds.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

     Mortgage Loans insured by the FHA and Mortgage Loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that on conventional Mortgage Loans bearing comparable interest rates.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to Certificateholders because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or, if specified in the related Supplement for a Series of REMIC Certificates, the holders of the Residual Certificates of such Series may have the option to purchase the assets of a Trust thereby effecting early retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination" herein.

     Factors other than those identified herein and in the related Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including Principal Prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.



                                 THE SPONSOR


     Headlands   Mortgage  Securities  Inc.,   a  Delaware  corporation  (the
"Sponsor"), was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation. The Sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 250, Larkspur, California 94939. Its telephone number is (415) 925-5442.


     Neither the Sponsor nor any of the Sponsor's affiliates will ensure or guarantee distributions on the Certificates of any Series.


                               USE OF PROCEEDS

     The net proceeds to be received from the sale of each Series of Certificates will be used by the Sponsor to either purchase the Mortgage Assets related to that Series or to return to the Sponsor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.


                            MORTGAGE LOAN PROGRAM

     Set forth below is a description of aspects of the Sponsor's purchase program for Mortgage Loans eligible for inclusion in a Trust. The related Supplement will contain additional information regarding the origination of the Mortgage Loans.

     The Sponsor will purchase Mortgage Loans, either directly or through affiliates, from Sellers. The Mortgage Loans so acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "--Underwriting Standards".

UNDERWRITING STANDARDS

     Each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Sponsor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by a Seller, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low LTVs or other favorable credit exist.


     If specified in the related Supplement, a portion of the Mortgage Loans in a Mortgage Pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The Supplement for each Series of Certificates will indicate the types of limited documentation programs pursuant to which the related Mortgage Loans were originated and the underwriting standards applicable to such limited documentation programs.


     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagors have the ability to make the monthly payments required initially. In some instances, however, a Mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of LTVs or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.




                     THE POOLING AND SERVICING AGREEMENT


    Set forth below is a summary of certain provisions of the Pooling Agreement which are not described elsewhere in this Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     Assignment of Mortgage Loans. At the time of issuance of each Series of Certificates, the Sponsor will cause the Mortgage Loans comprising the related Trust to be assigned to the Trustee together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Sponsor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of each Mortgage Note, the LTV and certain other information.

     In addition, the Sponsor will, as to each Mortgage Loan, deliver to the Trustee (or a custodian) the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, an assignment to the Trustee of the Mortgage in form for recording or filing as may be appropriate in the state of the Mortgaged Property, the original recorded Mortgage with evidence of recording or filing indicated thereon, or a copy of such Mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office, a copy of the title insurance policy or other evidence of title, and evidence of any Primary Mortgage Insurance Policy for such
Mortgage  Loan,  if  applicable.     In  certain  instances  where  documents
respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Sponsor may deliver copies thereof and deliver such documents to the Trustee promptly upon receipt.

     With respect to any Mortgage Loans that are Cooperative Loans, the Sponsor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Supplement. The Sponsor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or a custodian) will review the Mortgage Loan documents within a specified number of days of receipt thereof in original form to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of holders of the Certificates of such Series. Unless otherwise specified in the related Supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling Agreement, and such defect cannot be cured within the permitted time period, the Seller will replace such Mortgage Loan with an eligible substitute mortgage loan (as described in the related Supplement) or repurchase the related Mortgage Loan from the Trustee within a specified number of days of receipt of notice of the defect at a price generally equal to the outstanding principal balance thereof, plus accrued and unpaid interest thereon at the applicable Mortgage Rate to the first day of the month following the month of repurchase (less any unreimbursed Advances or amounts payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage Loan). Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit enhancement. The remaining portion of such repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -
- Distributions" herein. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a constituent document.

     Any restrictions on such substitution or repurchase with respect to a Series of Certificates will be set forth in the related Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Unless otherwise specified in the related Supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Sponsor or the Seller.

     Assignment of Mortgage Certificates. The Sponsor will cause the Mortgage Certificates to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. The Trustee (or the custodian) will hold the Mortgage
Certificates in the manner described in the related Supplement. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the Pooling Agreement, which will specify as to each Mortgage Certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Supplement, the Sponsor will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans in the related Pooling Agreement and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty.

     In the Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans, the Seller will represent and warrant to the Trustee, unless otherwise specified in the related Supplement, among other things, that: (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (iii) as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent; (iv) a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (v) if a Primary Mortgage Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date; (vi) as of the Closing Date, each Mortgage is a valid first lien on the related Mortgaged Property (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property.

     In the event of the discovery by the Seller of a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee, the Seller will, with respect to a breach of its representations or warranties, cure the breach within the time permitted by the related Pooling Agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect thereof, on the terms set forth above under "--Assignment of Mortgage Loans" and in the related Supplement. The proceeds of any such repurchase will be passed
through   to    Certificateholders   as    liquidation   proceeds.       This
substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach. Neither the Sponsor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Seller will carry out their respective repurchase obligations with respect to the Mortgage Loans.

     Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Sponsor or its affiliates.

SERVICING

     The Master Servicer will be responsible for servicing and administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgage Properties are located. The Master Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Master Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related Pooling Agreement. The subservicer will receive a fee for such services which will be paid by the Master Servicer out of the Master Servicing Fee. The Master Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice. In such event, the Master Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Sponsor or the Master Servicer).

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust one or more accounts for the collection of payments on the related Mortgage Assets (the "Certificate Account") which must be an Eligible Account. An "Eligible Account" is an account or accounts which is either (i) maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Certificates,
(ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to investments consisting of United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. The Master Servicer or its designee will generally be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or the Seller or with a depository institution that is an affiliate of the Master Servicer or the Sponsor, provided it is an Eligible Account.

     Unless otherwise specified in the related Supplement, the Master Servicer will deposit in the Certificate Account for each Trust on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) All payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including Principal Prepayments;

     (ii) All amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with such liquidation;

     (iii) All proceeds received under any Primary Mortgage Insurance Policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property;

     (iv) All advances as described herein under "Advances";

     (v) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as described herein under "-- Assignment of Mortgage Loans" and "-- Representations and Warranties";

     (vi) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

     (vii) All payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" herein;

     (viii) Any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

     (ix) All  other  amounts required  to  be deposited  in  the Certificate
     Account.

     Under the Pooling Agreement for each Series, the Master Servicer will be authorized to make the following withdrawals from the Certificate Account:

     (i) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Trust;

     (ii) To reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

     (iii) To reimburse the Master Servicer for Advances from amounts received as late payments on related Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

     (iv) To reimburse the Master Servicer from related insurance or liquidation proceeds for amounts expended by the Master Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

     (v) To pay to the Master Servicer its Master Servicing Fee (and other servicing compensation, if applicable) and to the Trustee its fee;

     (vi) To reimburse the Master Servicer for Advances which the Master Servicer has determined to be otherwise nonrecoverable;

     (vii) To withdraw any amount deposited to the Certificate Account in error; and

     (viii) To pay any expenses which were incurred and are reimbursable pursuant to the Pooling Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer will agree to proceed diligently to collect all payments called for under the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, suspend or reduce regular monthly payments for a period of up to six months, or arrange with a Mortgagor a schedule for the liquidation of delinquencies. In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to such Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the Master Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.

     Under the Pooling Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, the Master Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage
Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Pooling Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

     Unless otherwise specified in the related Supplement, under the Pooling Agreement, the Master Servicer will be required to maintain for each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any Mortgaged Property at the time of origination of the related Mortgage Loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of (i) the principal balance of the Mortgage Loan or (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgage Property under either the regular or emergency programs of the National Flood Insurance Program.

     The  hazard   insurance  policies  covering  the   Mortgaged  Properties
typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balance owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

     The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Pooling Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer of the related Primary Mortgage Insurance Policy, (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, Mortgagor or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related sub-servicer not being approved as a servicer by the Primary Insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Certificateholders shall be deposited in the Certificate Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement.

CLAIMS UNDER INSURANCE POLICIES AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such other insurance policies respecting defaulted Mortgage Loans. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless the Master Servicer determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit enhancement for a Series of Certificates, the Master Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit enhancement for a Series of Certificates, and if the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Master Servicer with respect to such Mortgage Loan and expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related Supplement (the "Master Servicing Fee"). As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease.

     In addition, the Master Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors and any benefit that may accrue as a result of the investment of funds in the Certificate Account (unless otherwise specified in the related Supplement).

     The Master  Servicer will pay  all expenses incurred in  connection with its activities as Master Servicer (subject to limited reimbursement), including payments of expenses incurred in connection with distributions and reports to Certificateholders of each Series and, if so specified in the related Supplement, payment of the fees and disbursements of the Trustee and payment of any fees for providing credit enhancement. The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, such right of reimbursement being prior to the rights of Certificateholders to receive any such proceeds.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has performed certain procedures specified in the Pooling Agreement and that such review has disclosed no items of noncompliance with the provisions of such Pooling Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Pooling Agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SPONSOR, THE SELLER AND THE MASTER SERVICER

     The Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in the downgrading of the Certificates or (b) determination that its duties thereunder are no longer permissible under applicable law. No such resignation under (b) above will become effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under such Pooling Agreement.

     The Pooling Agreement for each such Series will also provide that neither the Sponsor, the Master Servicer nor the Seller, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Trust or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Sponsor, the Seller, the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement will further provide that each Indemnified Party is entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates for such Series, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such indemnified Party's duties thereunder or by reason of reckless disregard by such indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Sponsor, the Seller nor the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Sponsor, the Seller or the Master Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Sponsor, the Seller and the Master Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Sponsor, the Seller and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

EVENTS OF DEFAULT

     Events of default by the Master Servicer under the Pooling Agreement for each Series of Certificates evidencing an interest in Mortgage Loans will consist of (i)(a) any failure by the Master Servicer to make an Advance which continues unremedied for one business day or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Pooling Agreement which continues unremedied for five days; (ii) any failure by the Master Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in such Pooling Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Pooling Agreement for any Series of Certificates evidencing an interest in Mortgage Loans remains unremedied, the Trustee or holders of Certificates evidencing not less than a majority of the aggregate voting rights of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer under such Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement, including, if specified in the related Supplement, the obligation to make Advances and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution which is a FNMA or FHLMC approved servicer with a net worth of at least $10,000,000 to act as successor Master Servicer under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Pooling Agreement.

ENFORCEMENT

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement for each Series may be amended by the Sponsor, the Seller, the Master Servicer and the Trustee, without notice to or the consent of any Certificateholder, (i) to cure any ambiguity, (ii) to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other revisions with respect to matters or questions arising under such Pooling
Agreement which are not inconsistent with the provisions of such Pooling Agreement, or (iv) to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Certificateholder of that Series. Any such amendment except pursuant to clause (iv) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any
Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to downgrade or withdrawal the then current rating thereof. The Pooling Agreement for each Series may also be amended by the Sponsor, the Seller, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 662/3% of the aggregate voting rights of each class of Certificates for such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed in respect any such Certificate without the consent of the holder of such Certificate or (ii) with respect to any Series of Certificates, reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

LIST OF CERTIFICATEHOLDERS

     In the event the Trustee is not the Certificate Registrar for a Series of Certificates, upon written request of the Trustee, the Certificate Registrar will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent Record Date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.


TERMINATION;  OPTIONAL TERMINATION

     The obligations of the Sponsor, the Seller, the Master Servicer and the Trustee created by the Pooling Agreement will terminate upon the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Supplement, by the holder of the residual interest in the REMIC, from the related Trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets. In no event, however, will the Trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in such Pooling Agreement.

     Unless otherwise specified in the related Supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if specified in the related Supplement for a Series of REMIC Certificates the holders of the Residual Certificates of such Series, at a price, and in accordance with the procedures, specified in the related Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the Residual Certificates of such Series, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     For each Series, the holder or holders of the Residual Certificates or the Trustee, as the case may be, will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as Trustee for each Series of Certificates will be set forth in the related Supplement. The Trustee may have normal banking relationships with the Sponsor, the Seller, the Master Servicer and/or the subservicers.


                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.


     Leaseholds. Certain of the Mortgage Loans may be secured by a mortgage on a ground lessee's interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In  addition to  the foregoing  protections,  a leasehold  mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee
for the  debtor-ground lessor.   As further protection, a  leasehold mortgage
may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee
may  lose the  collateral securing its  leasehold mortgage.   In  addition,
terms  and conditions  of a leasehold mortgage are subject to the  terms and
conditions of  the ground  lease.   Although certain rights given to  a
ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


FORECLOSURE/REPOSSESSION


     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states, including California, to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.


     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance o the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.


RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the
security.  Consequently,   the  practical  effect  of  the  election
requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of
Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged
Property, the loan may be accelerated  by  the  mortgagee.    In  recent
years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


                             ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which either ERISA or the Code applies (each a "Plan") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

PLAN ASSETS REGULATIONS

     If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust, a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the
Code.  ERISA and the  Code do  not define "plan  assets".   The U.S.
Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an "equity interest" in such entity (such as by acquiring
Certificates).   The Labor Regulations state that the  underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors", individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). The Sponsor cannot predict whether under the Labor Regulations the assets of a Plan investing in Certificates will be deemed to include an interest in the assets of the Trust.

     The Labor Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Labor Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of FHLMC Certificates, GNMA Certificates and FNMA Certificates which may be included in a Trust underlying a Series of Certificates. Accordingly, even if such Mortgage Certificates included in a Trust were deemed to be assets of Plan investors, the mortgages underlying such Mortgage Certificates would not be treated as assets of such Plans. Potential Plan investors should consult the ERISA discussion in the related Supplement before purchasing any such Certificates.

UNDERWRITER'S EXEMPTIONS

     The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions (the "Underwriter's Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemptions.

     While each Underwriter's Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter's Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

          (iii)     certificates   evidencing   interests   in   such   other
     investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter's Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter's Exemptions do not apply to Plans sponsored by the Seller, the related underwriter, the Trustee, the Master Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties.

     The Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected than an Underwriter's Exemption will apply.

OTHER EXEMPTIONS

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, the Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Trust Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The Sponsor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of Certificates evidencing ownership interest in a Trust consisting solely of Mortgage Loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to Certificates which are part of a class that is subordinate to one or more other classes of the same Series of Certificates. It is not clear whether PTE 83-1 applies to Residual Certificates, Certificates which do not pass through both principal and interest, to any Certificates evidencing ownership interests in a Trust containing Mortgage Certificates, or to any Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Certificate Account or in Mortgage Loans secured by shares in a cooperative corporation. Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable. Furthermore, a Plan fiduciary should consult the ERISA discussion in the related Supplement relating to a Series of Certificates before purchasing Certificates.

     The Sponsor, or certain affiliates of the Sponsor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, the Underwriter's Exemptions, or some other exemption as available. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

     Employee  benefit plans  which  are governmental  plans  (as defined  in
Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a Residual Certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the Trustee and the Sponsor that it is not a "disqualified organization", which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Sponsor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA and the Code and will not subject the Trustee, the Sponsor or the Master Servicer to additional obligations.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.



                        LEGAL INVESTMENT CONSIDERATION

     The Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making
investment   decisions  for  mortgage  related  securities,  and  the  NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All   depository   institutions  considering   an   investment   in  the
Certificates (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions
on)  investing  in  mortgage  derivative products,  including   "mortgage
related  securities"  that  are "high-risk mortgage securities" as defined in
the Policy Statement.   According to  the Policy  Statement, such  "high-risk
mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinate Certificates. Under the Policy Statement, it is the responsibility of each depository institution  to  determine,  prior  to  purchase  (and  at  stated intervals
thereafter),  whether  a   particular  mortgage  derivative   product  is  a
"high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                                LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Sponsor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.




                       FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on
December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.


GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust relating to a particular Series of Certificates as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. The Trust may be created with one class of Senior Certificates and one class of Subordinate Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Trust. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Sections 162 or 212 each Senior
Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior
Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Master Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Master Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Supplement, as to each series of Certificates Brown & Wood LLP will have advised the Sponsor that:

     (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section;

     (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section
     856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section; and

     (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an
     interest  in  real  property"   within  the  meaning  of   Code  Section
     860G(a)(3).


     The assets constituting certain Trusts may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount.   The Internal Revenue Service  (the "IRS") has
stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Additionally, under regulations issued on January 27, 1994, as amended on
June 11,  1996,  with   respect  to  original  issue discount  (the "OID
Regulations"), original issue discount may be created when the rate produced (on the issue date) by the index formula on an adjustable rate mortgage ("ARM") is greater than the initial interest rate payable on the ARM. Original issue discount generally must be reported as ordinary gross income as it accrues
under  a constant interest method.   See "Accrual  of Original Issue Discount"
under  "Multiple Classes  of  Senior Certificates" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, market discount is the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest). Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will control. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply, if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.


MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased. If a Trust is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property". Within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify, for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation(s) (including any participation or certificate of beneficial ownership therein) which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Senior Certificates Representing Interests in Loans Other Than ARMs. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. Based in part on the OID Regulations, the amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "--Accrual of Original Issue Discount." Owners should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Mortgage Loans, which are subject to prepayment.

     Under the Code, the Mortgage Loans underlying the Senior Certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated
redemption price at  maturity over its  issue price.   The issue  price of  a
Mortgage Loan is  generally the amount  lent to the  mortgagee, which may  be
adjusted  to take  into account  certain loan origination  fees.   The stated
redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related Supplement, utilize the original yield to maturity of the Senior Certificates calculated based on a reasonable assumed prepayment
rate for the mortgage   loans  underlying   the   Senior  Certificates   (the
"Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Senior Certificate will
prepay at  the Prepayment Assumption.   The  prepayment assumption  provision
contained  in   the  Code   literally  only  applies   to  debt   instruments
collateralized by other debt instruments that are subject to prepayment rather than direct ownership interest in such debt instruments, such as the
Senior  Certificates represent.   However, no other  legal authority provides
guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Senior Certificate for each day on which it owns such Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the
Prepayment Assumption on the respective component and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Senior Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Senior Certificate at the beginning of a subsequent accrual period is the adjusted issue priced at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     Senior Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the
Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Certificateholder and the A-2 Certificateholder over the remaining life of such Senior Certificates.

     Because   the  treatment  of  Stripped  ARM  Obligations  is  uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984 if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof or an estate or trust, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     The Trust relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "Residual Certificates--Prohibited Transactions"), if a Trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Trust will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC.


     The Supplement for each Series of Certificates will indicate whether the Trust will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be treated as real estate assets for purposes of Code Section 856(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Brown & Wood LLP, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and Trust Agreement, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates (other than the Residual Certificates in the Subsidiary REMIC) issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code and (iii) whether the income on such Certificates is Interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations ") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the Regular Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the
disposition  date.    In  the  case  of  an  original  holder  of  a  Regular
Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the
case of  the first accrual period).   This will be done, in  the case of each
full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified
stated  interest made  at the  end of  or  during that  accrual period.   The
original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price),
(b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase of original issue.

     The IRS recently finalized regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations, effective for debt instruments issued after August 13, 1996, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Variable  Rate Regular Certificates.   Regular Certificates  may provide
for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount, and (ii) the compound compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rate for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally
payable at  least annually and, to  the  extent   successive  variable  rates
are  used,   interest  is  not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Approximate adjustments are made for the actual variable rate.

     Although unclear at present, it is anticipated that Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans will be treated as variable rate certificates. In such case, the weighted average rates used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to "teaser rates" (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium with that such Certificateholder owns or acquires. See "-- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using either the accrual or cash method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Regular Certificates -- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining
after the date of purchase.   If market discount on a Regular Certificate  is
considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder
held the  Regular  Certificate  and, in   general, would be  deductible when
such  market  discount  is   includible  in   income.   The  amount  of  any
remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The
Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described herein. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of
Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificate must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-
issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

     Sale, Exchange or Redemption of Regular Certificates. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than his adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" below, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income. Additionally, gain will be treated as ordinary income if the Trust had an "intention to call" the Regular Certificates prior to maturity. The OID Regulations provide that the presence of a sinking fund or optimal call does not give rise to such an intention, and the Seller does not believe such an intention is otherwise present; however, the application of these rules to REMIC Certificates is unclear.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount or premium in the secondary market.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     REMIC Expenses. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation, or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a Holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments.

     Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual
Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis (see "Sales of Residual Certificates" below) such Residual Certificate would have in the hands of an original Residual Certificateholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets, and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of
Certificates  is  not  sold  initially,  their fair  market  values).    Such
aggregate  basis will be allocated among  the Mortgage Loans and other assets
of  the REMIC  in  proportion to  their  respective fair  market  values.   A
Mortgage  Loan will be deemed to have been acquired  with discount or premium
to  the  extent that  the REMIC's basis  therein  is   less  than  or greater
than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing
original issue discount on the Regular Certificates.   The REMIC  expects  to
elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized
under  a constant  yield method.   It is  not clear  whether the  yield of  a
Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27,
1985.   Instead, premium  on  such a  Mortgage  Loan would  be  allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates (except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply).

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sales of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Non-Interest Expenses of the REMIC. As a general rule, the REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code Section 67. That section allows such deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "Non-Interest Expenses of the REMIC" under "Regular Certificates" above.

     Deferred Interest. Any Deferred Interest that accrues with respect to any ARM Loans held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Regular Certificates--Deferred Interest."

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     With respect to any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate
investment  trust  taxable  income  (within   the  meaning  of  Code  Section
857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     Payments. Any payment made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that the IRS recently released proposed regulations under Code Section 475 (the "Proposed Mark-to-Market Regulations") which provide that any REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Proposed Mark-to-Market Regulations change the temporary regulations which allowed a Residual Certificate to be marked-to -market provided that it was not a "negative value" residual interest. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meets claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "Excess Inclusions" herein.

NON-U.S. PERSONS

     Non-U.S. Persons. Amounts paid to Residual Certificateholders who are not U.S. Persons (see "Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Holders should qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18,1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is an excess inclusion will not be subject to reduction under any applicable tax treaties. See "Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

     For this purpose, a "U.S. Person" includes a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

TAX-RELATED RESTRICTIONS ON TRANSFER

     An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer, and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31,1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31,1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign
person"  will be  disregarded  for federal  income tax  purposes.   This rule
appears to apply to a transferee who is not a "U.S. Person", as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30,1992. Until further guidance is issued concerning the treatment of Residual Certificates held by non-U.S. Persons, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, or any political subdivision thereof, or an estate or trust, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.


                            PLANS OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Trust) through any of the following methods:

          1.   By   negotiated  firm  commitment  underwriting   and  public
     reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Sponsor with institutional investors.

     A Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Sponsor to indemnification by the Sponsor against certain civil liabilities, including liabilities under the
Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between Sponsor and purchasers of Certificates of such Series.


                            FINANCIAL INFORMATION

     A new Trust will be formed with respect to each Series of Certificates and no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust will be included in this Prospectus or in the related Supplement.

                                    RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the mortgage assets in the related trust. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the mortgage assets in the related trust and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, such ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.




                            INDEX TO DEFINED TERMS

                                                                         PAGE
                                                                         ----

1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Accrual Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Appraised Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ARM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Assumed Reinvestment Rate   . . . . . . . . . . . . . . . . . . . . . . .  24
Balloon Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,16
Bankruptcy Bond   . . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 31
Bankruptcy Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Buydown Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Buydown Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  6,38
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Certificate Register  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 15,17
Class Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . .  23
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Companion Classes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Contingent Regulations  . . . . . . . . . . . . . . . . . . . . . . . . .  64
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
D&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . . 21,38
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
FHA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,17
FHA Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
FHA Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
FHLMC Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
FHLMC Certificate Group   . . . . . . . . . . . . . . . . . . . . . . . .  19
Fitch   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
FNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Fraud Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,30
Garn--St Germain Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
GNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
GNMA I Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
GNMA II Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
GPMs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Housing Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
HUD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . .  23
IO Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61,68
Labor Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Last Scheduled Distribution Date  . . . . . . . . . . . . . . . . . . . .  24
Legislative History . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Lockout Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,16
LTV   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Mezzanine Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  7,29
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,4,15
Mortgage Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Mortgage Note(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,15
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . . . . .  8,29
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . .  15
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . .   57,63
PACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  67
Phantom Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
PO Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Pooling Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Pre-Issuance Accrued Interest . . . . . . . . . . . . . . . . . . . . . .  67
Prepayment Assumption   . . . . . . . . . . . . . . . . . . . . . . . . 60,64
Primary Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Primary Mortgage Insurance Policy   . . . . . . . . . . . . . . . . . . .  16
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Proposed Mark-to-Market Regulations . . . . . . . . . . . . . . . . . . .  72
PTE 83-1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
RCRA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,56
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,31
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  62
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,4,15
Senior Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Senior Certificateholders   . . . . . . . . . . . . . . . . . . . . . . .   8
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Special Hazard Insurer  . . . . . . . . . . . . . . . . . . . . . . . . .  30
Special Hazard Insurance Policy   . . . . . . . . . . . . . . . . . . . .   9
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,34
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  60
Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . . .  59
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . . .  59
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . .   7
Subordinate Certificateholders  . . . . . . . . . . . . . . . . . . . . .   8
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,4
TACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Thrift Institutions . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,15
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Underwriter's Exemptions  . . . . . . . . . . . . . . . . . . . . . . . .  52
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61,73,75
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,17
VA Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Waiver Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,30






---------------------------------------------        --------------------------------------------
No  person  has been  authorized to  give any
information or  to  make any  representations
other than those  contained in  this Prospec-
tus  Supplement  or the  Prospectus  and,  if                             $
given  or  made, such  information or  repre-
sentations  must not  be relied  upon.   This                         (Approximate)
Prospectus Supplement  and the  Prospectus do
not constitute an  offer to sell or a solici-
tation of  an offer to buy  any of  the secu-
rities offered  hereby, nor  an offer  of Of-
fered Certificates in any state or  jurisdic-
tion in  which,  or to  any  person to  whom,
such offer would  be unlawful.  The  delivery              HEADLANDS MORTGAGE SECURITIES INC.
of  this  Prospectus Supplement  or the  Pro-                            Sponsor
spectus at any time  does not imply that  the
information contained  herein  or therein  is
correct  as  of  any time  subsequent  to its                 (HEADLANDS MORTGAGE COMPANY)
date; however,  if any material change occurs                  Seller and Master Servicer
while this Prospectus Supplement or  the Pro-
spectus is required  by law to be  delivered,
this Prospectus Supplement or the Prospectus
will be amended or supplemented accordingly.
             ------------------                                       Mortgage Pass-Through
                                                                      Certificates,
              TABLE OF CONTENTS                                       Series 199_-_
                                         PAGE

            PROSPECTUS SUPPLEMENT
Summary of Terms  . . . . . . . . . . .   S-1
Risk Factors  . . . . . . . . . . . . .   S-7
The Mortgage Pool . . . . . . . . . . .   S-8                     ---------------------
Servicing of Mortgage Loans . . . . . .  S-12                     PROSPECTUS SUPPLEMENT
Description of the Certificates . . . .  S-17                     ----------------------
Prepayment and Yield Considerations . .  S-24
Credit Support  . . . . . . . . . . . .  S-29
Use of Proceeds . . . . . . . . . . . .  S-30
Federal Income Tax Consequences . . . .  S-30
ERISA Considerations  . . . . . . . . .  S-30
Method of Distribution  . . . . . . . .  S-31
Legal Matters . . . . . . . . . . . . .  S-31                        _________, 199__
Certificate Rating  . . . . . . . . . .  S-31
Index of Defined Terms  . . . . . . . .  S-33

                                                                           PROSPECTUS
                  PROSPECTUS
Prospectus Supplement . . . . . . . . . .   2
Additional Information  . . . . . . . . .   2
Incorporation of Certain Documents by
Reference . . . . . . . . . . . . . . . .   2
Summary of the Prospectus . . . . . . . .   4
Risk Factors. . . . . . . . . . . . . . .  13
The Trusts. . . . . . . . . . . . . . . .  15
Description of Certificates . . . . . . .  22
Credit Enhancement. . . . . . . . . . . .  28
Yield and Prepayment Considerations . . .  32
The Sponsor . . . . . . . . . . . . . . .  34
Use of Proceeds . . . . . . . . . . . . .  34
Mortgage Loan Program . . . . . . . . . .  34
The Pooling and Servicing Agreement . . .  36
Certain Legal Aspects of the Mortgage
  Loans . . . . . . . . . . . . . . . . .  45
ERISA Considerations  . . . . . . . . . .  52
Legal Investment Considerations . . . . .  54
Legal Matters . . . . . . . . . . . . . .  55
Federal Income Tax Consequences . . . . .  55
State Tax Considerations . . . . . . . . . 76
Plans of Distribution. . . . . . . . . . . 76
Financial Information. . . . . . . . . . . 76
Rating . . . . . . . . . . . . . . . . . . 76
Index to Defined Terms . . . . . . . . . . 78

----------------------------------------------             -----------------------------------------







                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:


SEC Registration Fee                           $  257,575.76
Printing and Engraving                         $   75,000.00
Legal Fees and Expenses                        $  150,000.00
Trustee Fees and Expenses                      $   25,000.00
Rating Agency Fees                             $  120,000.00
Miscellaneous                                  $   15,000.00

Total                                          $  642,575.76

____________________



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation and By-Laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law, provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  FINANCIAL STATEMENT AND EXHIBITS.


     1.1*  Form of Underwriting Agreement.
     3.1   Certificate of Incorporation of the Registrant.
     3.2   Bylaws of the Registrant.
     4.1*  Form of Pooling and Servicing Agreement.
     5.1 Opinion of Brown & Wood LLP as to legality of the Certificates (including consent of such firm).
     8.1   Opinion of Brown & Wood LLP as to certain tax matters (included in exhibit 5.1 hereof).
    23.1   Consent  of Brown &  Wood LLP (included in  exhibits 5.1 and  8.1 hereof).
    24.1*  Power of Attorney.
_____________
  *Filed previously with the Commission on November 22, 1996 as an exhibit to the Registration Statement on Form S-3 (No. 333-16779).


ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, State of California, on the 15th day of January, 1997.


                                   HEADLANDS MORTGAGE SECURITIES INC.


                                   By  /s/ Gilbert J. MacQuarrie
                                      -------------------------------------
                                     Name:  Gilbert J. MacQuarrie
                                     Title:  Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                              Date
---------                     -----                              ----



*                           President and Director            January 15, 1997
------------------
Peter T. Paul             (Principal Executive Officer)


/s/ Gilbert J. MacQuarrie      Vice President, Secretary,     January 15, 1997
-------------------------      Treasurer and Director
Gilbert J. MacQuarrie          (Principal Financial
                               Officer and Principal
                               Accounting Officer)


*                                       Director              January 15, 1997
-------------------------
Becky S. Poisson


*                                       Director              January 15, 1997
----------------------------------
Steve Abreu


*                                       Director              January 15, 1997
----------------------------------
Kenneth Siprelle



*                                       Director              January 15, 1997
----------------------------------
John Edmonds




*By:/s/ Gilbert J. MacQuarrie
    -----------------------------------
    Name: Gilbert J. MacQuarrie
    Attorney-in-Fact



                                         Exhibit Index

Exhibit No.          Description of Exhibit
1.1*                 Form of Underwriting Agreement
3.1                  Certificate of Incorporation of the Registrant
3.2                  Bylaws of the Registrant
4.1*                 Form of Pooling and Servicing Agreement
5.1                  Opinion of Brown & Wood LLP as to legality of the
                     Certificates (including the consent of such firm)
8.1                  Opinion of Brown & Wood LLP as to certain tax matters
                     (including consent of such firm)
23.1                 Consent of Brown & Wood LLP (included in exhibits 5.1
                     and 8.1 hereof).
24.1*                Power of Attorney
______________
   * Filed previously with the Commission on November 22, 1996 as an exhibit to the Registration Statement on Form S-3 (No. 333-16779)



                                                  Exhibit 3.1
                                                  Certificate of Incorporation



                         CERTIFICATE OF INCORPORATION

                                      OF

                      HEADLANDS MORTGAGE SECURITIES INC.
                           (A DELAWARE CORPORATION)

     FIRST:  Name.  The name of the corporation (the "Corporation") is
             ----
Headlands Mortgage Securities Inc.

     SECOND:  Delaware Office and Registered Agent.  The address of its
              ------------------------------------
registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:  Purpose.  The nature of the business to be conducted is limited
             -------
solely to the following:

     (a) to become a member of, and to make investments in, Headlands Mortgage L.L.C., a Delaware limited liability company ("HMLLC"), and to enter into and perform agreements relating to the operations of HMLLC or making contributions to or purchases from HMLLC;

     (b) to acquire mortgage loans and participation in interests in mortgage loans and mortgage securities issued and/or guaranteed as to timely payment of interest and/or principal by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation (such mortgage loans, participation interests and mortgage securities, collectively, "mortgage assets") by contribution or purchase for the purpose of effecting the securitization thereof, either directly or through other entities, and whether such securitization involves securities ("Securities") backed by or evidencing an interest in, such mortgage assets;

     (c)  to enter into agreements for the servicing of mortgage assets;

     (d) to hold, sell, transfer or pledge ownership interests in mortgage assets and the proceeds therefrom from time to time;

     (e)  to issue debt secured by mortgage assets; and

     (f) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware, provided that they are incident to the foregoing and necessary or convenient to accomplish the foregoing.

     FOURTH:  Capitalization.  The total number of shares of stock which the
              --------------

Corporation shall have authority to issue is one hundred (100) shares, all of one class and designated Common Stock, and having a par value of one cent ($.01) per share.

     FIFTH:  Incorporator.  The name and mailing address of the incorporator
             ------------
is as follows: Phillip R. Pollock, Esq., c/o Tobin & Tobin, One Montgomery Street, 15th Floor, San Francisco, California 94104.

     SIXTH:  Indemnification.  The Corporation shall, to the full extent
             ---------------
permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the "Delaware General Corporation Law"), indemnify all persons whom it may indemnify pursuant thereto.

     SEVENTH:  Special Provisions.  The following provisions are for the
               ------------------
management of the business and for the conduct of the affairs of the Corporation and for the further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) Subject to the remainder of this subparagraph (a), the number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. At all times, there shall be not fewer than two (2) Independent Directors on the board of directors of the Corporation. For purposes of this Certificate of Incorporation, "Independent Director" shall mean an individual who is not, and has not been during the preceding five years, a direct, indirect or beneficial limited partner, officer, director, general partner, employee, affiliate, associate, financier or customer of, or supplier to, any of Headlands Mortgage Company, a California corporation ("HMC"), any Subsidiary of HMC, or any Affiliate of HMC (other than the Corporation) (each of HMC and each such Subsidiary or Affiliate is herein referred to as an "HMC Person"). As used herein, the term "Affiliate," when used with respect to a Person, means any other Person controlling, controlled by, or under common control with, such Person; the term "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, government or any agency or political subdivision thereof or any other entity; and the term "Subsidiary" means any corporation with respect to which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by HMC.

     (b) The directors of the Corporation may from time to time adopt, amend or repeal any of the Bylaws of the Corporation, including Bylaws adopted by the stockholders, but stockholders may from time to time specify provisions of the Bylaws that may not be amended or repealed by the directors.

     (c) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws provide.

     (d) Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior approval of the board of directors of the Corporation, which approval shall include the affirmative vote of all the directors of the Corporation (including each Independent Director) do any of the following:

          (1) amend or change this Certificate of Incorporation (including adoption of any new provisions or the repeal of any existing provisions hereto);

          (2)  enter into any transaction with any HMC Person;

          (3)  dissolve,  liquidate,  consolidate,  merge   or  sell  all  or
               substantially all of the Corporation's assets;

          (4) commence a voluntary case or other proceeding with respect to the Corporation under any applicable bankruptcy, insolvency, reorganization, debt, arrangement, dissolution, or other similar law, or permit or arrange for the appointment of, or the taking of possession of any of the Corporation's property by, a receiver, liquidator, assignee, trustee, custodian or other similar official;

          (5) approve a reduction in, or transfer to surplus of, any of the capital of the Corporation pursuant to Section 244 of the Delaware General Corporation Law;

          (6) issue any debt securities or undertake any direct or indirect debt obligations of any kind; provided, however, that the
                                             --------  -------
               Corporation shall not issue, assume or guarantee any liability (regardless of unanimous board of directors approval) unless such liability is approved in writing by each of the rating agencies that have rated any Securities at the time outstanding, except as permitted in Article THIRD and for liabilities incurred in connection with the administration of the Corporation;

          (7) consent to any change in either the Certificate of Formation of HMLLC or the Limited Liability Company Agreement of HMLLC;

          (8) consent to the commencement by HMLLC of a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt, arrangement, dissolution, or other similar law, or permit or arrange for the appointment of, or the taking of possession of any of HMLLC's property by, a receiver, liquidator, assignee, trustee, custodian or similar official;

          (9)  withdraw as a member from HMLLC; or

          (10) approve (as a member of HMLLC) any action with respect to HMLLC that requires a unanimous vote of HMLLC's members under the Limited Liability Company Agreement of HMLLC.

     (e) In approving any of the actions in clause (3), (4), (6), or (8), clause (10) (to the extent such vote is required pursuant to Section 7.07(3) or Section 7.07(4) or Section 7.07(6) (to the extent such action would affect Section 7.07(3) or (4)), of HMLLC's Limited Liability Company Agreement), or clause (1) (to the extent the proposed action would affect such clause (3), (4), (6), (8), or
          (10)) of subparagraph (d) above, the directors of the Corporation shall, to the extent permitted by applicable law, take into account the interests of the secured creditors of HMLLC. In approving any of the actions in clause (3), (4), or (6) or clause (1) (to the extent the proposed action would affect such clause (3), (4), or
          (6)) or subparagraph (d) above, the directors of the Corporation shall, to the extent permitted by applicable law, take into account the interests of the secured creditors of the Corporation.

     (f) An Independent Director of the Corporation shall not act as a trustee in bankruptcy for any HMC Person.

     (g) If an Independent Director resigns or otherwise ceases to be a director of the Corporation, a replacement Independent Director of the Corporation shall be selected pursuant to the provisions of the Bylaws of the Corporation.

     (h) Notwithstanding any provision set forth herein or in the Bylaws of the Corporation which may be to the contrary, the board of directors of the Corporation shall not vote at a meeting or by unanimous consent without a meeting pursuant to Section 141 of the Delaware General Corporation Law with respect to any of the actions set forth in any of clauses (1) through (10) inclusive of subparagraph (d) of this paragraph, or subparagraph (f) of this paragraph unless, at the time of such vote, at least one Independent Director is serving as a member of said board of directors.

     (i) The following provisions shall be applicable to the Corporation's conduct of business:

          (1) the Corporation's assets shall not be commingled with those of any other entity, including any corporate parent or other Affiliate of the Corporation, provided that such restriction shall not preclude the Corporation from repaying indebtedness or making distributions to any shareholder of the Corporation, so long as all such transactions are properly reflected on the books and records of the Corporation;

          (2) the Corporation shall pay from its own funds all obligations and indebtedness incurred by it, provided that the organizational expenses of the Corporation may be initially paid by Affiliates of the Corporation so long as they are promptly reimbursed by the Corporation;

          (3) if the Corporation maintains offices in the office of any Affiliate of the Corporation, the Corporation shall pay fair market rent for any such office space of such Affiliate;

          (4) the Corporation shall conduct its own business in its own name;

          (5) the Corporation shall maintain separate bank accounts, books, records and financial statements;

          (6) the Corporation shall maintain its books, records, resolutions and agreements as official records;

          (7) the Corporation shall maintain adequate capital in light of contemplated business operations;

          (8)  the  Corporation  shall   observe  all  corporate   and  other
               organizational formalities;

          (9) the Corporation shall maintain an arm's-length relationship with Affiliates;

          (10) the Corporation shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

          (11) the Corporation shall not acquire obligations or securities of Affiliates;

          (12) the Corporation shall not make any loans to any other person or entity;

          (13) the Corporation shall use separate stationery, invoices and checks;

          (14) the Corporation shall not pledge its assets to secure the obligations of any other entity;

          (15) the Corporation shall hold itself out as a separate entity, and not fail to correct any known misunderstanding regarding its separate identity; and

          (16) the Corporation shall not identify itself or any of its Affiliates as a division or part of the other.

     (j) In addition to the powers and authorities hereinabove or by law expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation,
          subject to the provisions of the Delaware  General   Corporation
          Law,  of   this  Certificate   of Incorporation  and  of  the Bylaws
          of  the  Corporation; provided, however, that no  bylaw, whether
                                --------  -------
          adopted by the stockholders or by the directors of the Corporation, shall invalidate any prior act of the directors which would have been valid if such bylaw had not been adopted.

     EIGHTH:  Personal Liability of Directors.  A director of this
              -------------------------------
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

     (b) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law,

     (c)  under Section 174 of the Delaware General Corporation Law, or

     (d) for any transaction from which the director derived an improper personal benefit.

     NINTH:  Amendments.  The Corporation reserves the right to amend, alter,
             ----------
change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, subject to the restrictions contained in subparagraphs (d) and (3) of paragraph SEVENTH hereof, and all rights and powers conferred hereby on stockholders, directors and officers of the Corporation are subject to this reservation; provided, however, that no amendment to Article THIRD, SEVENTH or NINTH shall be effective without the Corporation having received confirmation from each rating agency rating any outstanding Securities that such amendment will not result in the termination or lowering of the rating of such Securities.

     IN WITNESS WHEREOF, the undersigned incorporator hereby formally acknowledges under penalties of perjury that this is his act and deed and that the facts stated herein are true, and accordingly has hereunto set his hand this 15th day of November, 1996.

					/s/ Phillip R. Pollock
					--------------------------------
                                        Phillip R. Pollock, Incorporator




                                                                Exhibit 3.2
                                                                Bylaws
                                    BYLAWS

                                      OF

                      HEADLANDS MORTGAGE SECURITIES INC.

                    (hereinafter called the "Corporation")
                                  ARTICLE I
                                   OFFICES
                                  -------
          Section 1.  Registered Office.  The registered office of the
          ---------   -----------------
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

           Section 2.  Other Offices.  The Corporation may also have offices
           ---------   -------------
at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS
                          ------------------------

          Section 1.  Place of Meetings.  Meetings of the stockholders for
          ---------   -----------------
the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2.  Annual Meetings.  The Annual Meetings of Stockholders
          ---------   ---------------
shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 3.  Special Meetings.  Unless otherwise prescribed by law
          ---------   ----------------
or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one,
(iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

          Section 4.  Quorum.  Except as otherwise provided by law or by the
          ---------   ------
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be
present or represented.   At such adjourned meeting at which a quorum shall
be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 5.  Voting.  Unless otherwise required by law, the
          ---------   ------
Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 6.  Consent of Stockholders in Lieu of Meeting.  Unless
          ---------   ------------------------------------------
otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 7.  List of Stockholders Entitled to Vote.  The officer of
          ---------   -------------------------------------
the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 8.  Stock Ledger.  The stock ledger of the Corporation
          ---------   ------------
shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                                 ARTICLE III
                                  DIRECTORS
                                 ---------

          Section 1.  Number and Election of Directors.  The Board of
          ---------   --------------------------------
Directors shall consist of not less than two nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors, subject to Section 11
of this Article.   Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

          Section 2.  Vacancies.  Subject to Section 11 of this Article,
          ---------   ---------
vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          Section 3.  Duties and Powers.  The business of the Corporation
          ---------   -----------------
shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation, subject to the Certificate of Incorporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 4.  Meetings.  The Board of Directors of the Corporation
          ---------   --------
may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 5.  Quorum.  Except as may be otherwise specifically
          ---------   ------
provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6.  Actions of Board.  Unless otherwise provided by the
          ---------   ----------------
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 7.  Meetings by Means of Conference Telephone.  Unless
          ---------   -----------------------------------------
otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

          Section 8.  Committees.  The Board of Directors may, by resolution
          ---------   ----------
passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

          Section 9.  Compensation.  The directors may be paid their
          ---------   ------------
expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 10.  Interested Directors.  No contract or transaction
          ----------   --------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 11.  Independent Directors.
          ----------   ---------------------
          (a) At all times, there shall be not less than two (2) Independent Directors (as such term is defined in Paragraph SEVENTH of the Certificate of Incorporation).

          (b) If at any time a director ceases to be an Independent Director of the Corporation, such director who has ceased to be an Independent Director shall immediately resign as a director and shall be replaced pursuant to the terms of Section 5 of this Article III by an Independent Director qualifying as such under this Section 11. The failure of any director to resign upon such director's ceasing to be an Independent Director under the circumstances set forth in the immediately preceding sentence hereof shall be grounds for removal of such director for cause.

                                  ARTICLE IV
                                   OFFICERS
                                   --------

          Section 1.  General.  The officers of the Corporation shall be
          ---------   -------
chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2.  Election.  The Board of Directors at its first meeting
          ---------   --------
held after each Annual Meeting of the Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the
Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

          Section 3.  Voting Securities Owned by the Corporation.  Powers of
          ---------   ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

          Section 4.  Chairman of the Board of Directors.  The Chairman of
          ---------   ----------------------------------
the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall be the Chief Executive Officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

          Section 5.  President.  The President shall, subject to the control
          ---------   ---------
of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

          Section 6.  Vice Presidents.  At the request of the President or
          ---------   ---------------
in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

          Section 7.  Secretary.  The Secretary shall attend all meetings of
          ---------   ---------
the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

          Section 8.  Treasurer.  The Treasurer shall have the custody of the
          ---------   ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 9.  Assistant Secretaries.  Except as may be otherwise
          ---------   ---------------------
provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

          Section 10.  Assistant Treasurers.  Assistant Treasurers, if there
          ----------   --------------------
be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

          Section 11.  Other Officers.  Such other officers as the Board of
          ----------   --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                  ARTICLE V
                                    STOCK
                                    -----

         Section 1.  Form of Certificates.  Every holder of stock in the
          ---------   --------------------
Corporation shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

          Section 2.  Signatures.  Any or all of the signatures on a
          ---------   ----------
certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 3.  Lost Certificates.  The Board of Directors may direct
          ---------   -----------------
a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers.  Stock of the Corporation shall be
          ---------   ---------
transferable in the manner prescribed by the law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          Section 5.  Record Date.  In order that the Corporation may
          ---------   -----------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.  Beneficial Owners.  The Corporation shall be entitled
          ---------   -----------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI
                                   NOTICES
                                  -------

          Section 1.  Notices.  Whenever written notice is required by law,
          ---------   -------
the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

          Section 2.  Waivers of Notice.  Whenever any notice is required by
          ---------   -----------------
law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VII
                              GENERAL PROVISIONS
                             ------------------

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital
stock.   Before payment of any dividend,  there  may  be set  aside  out  of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2.  Disbursements.  All checks or demands for money and
          ---------   -------------
notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the Corporation shall
          ---------   -----------
be fixed by resolution of the Board of Directors.

          Section 4.  Corporate Seal.  The corporate seal shall have
          ---------   --------------
inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII
                               INDEMNIFICATION
                               ---------------
          Section 1.  Power to Indemnify in Actions, Suits or Proceedings
          ---------
Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was----- --------------------------- or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was
unlawful.   The  termination of  any action, suit  or proceeding  by judgment order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2.  Power to Indemnify in Actions, Suits or Proceedings by
          ---------
or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is- ----------- threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Authorization of Indemnification.  Any indemnification
          ---------   --------------------------------
under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

          Section 4.  Good Faith Described.  For purposes of any
          ---------   --------------------
determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or any other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VIII, as the case may be.

          Section 5.  Indemnification by a Court.  Notwith-standing any
          ---------   --------------------------
contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6.  Expenses Payable in Advance.  Expenses incurred by a
          ---------   ---------------------------
director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7.  Nonexclusivity of Indemnification and Advancement of
          ---------
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this
Article VIII  shall be  made to  the fullest  extent permitted  by law.   The
provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8.  Insurance.  The Corporation may purchase and maintain
          ---------   ---------
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

          Section 9.  Certain Definitions.  For purposes of this Article
          ---------   -------------------
VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent
corporation if its  separate existence had continued.   For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          Section 10.  Survival of Indemnification and Advancement of
          ----------
Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11.  Limitation on Indemnification.  Notwithstanding
          ----------   -----------------------------
anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

          Section 12.  Indemnification of Employees and Agents.  The
          ----------   ---------------------------------------
Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                  ARTICLE IX
                                  AMENDMENTS
                                  ----------

         Section 1.  These Bylaws may be altered, amended or repealed, in
         ---------
whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors, provided, however, that Section 11 of Article III may only be amended by the unanimous vote of the entire Board of Directors.

          Section 2.  Entire Board of Directors.  As used in this Article IX
          ---------   -------------------------
and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                SECRETARY'S CERTIFICATE OF ADOPTION OF BYLAWS
                                      OF
                      HEADLANDS MORTGAGE SECURITIES INC.

          I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting Secretary of Headlands Mortgage Securities Inc., a Delaware corporation.

          2.    That the  foregoing  Bylaws  constitute  the Bylaws  of  said
Corporation as adopted by the Board of Directors of said Corporation on November 18, 1996.

               IN WITNESS WHEREOF, I have hereunto subscribed my name this 18th day of November, 1996.

			      /s/ Gilbert J. MacQuarrie
			      ----------------------------
                              Secretary




                                                                Exhibit 5.1
                         Opinion of Brown & Wood LLP with Respect to Legality







                             January 15, 1997



Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 250
Larkspur, California 94939

    Re: Headlands Mortgage Securities Inc.
        Registration Statement on Form S-3 (No. 333-16679)
        -----------------------------------------

Ladies and Gentlemen:

    We have acted as counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates (the "Certificates") in an aggregate principal amount of up to $850,000,000. As described in the Registration Statement, the Certificates will be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Certificates will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

    We have examined and relied upon copies of the Company's Certificate of Incorporation, the Company's By-laws, the Registration Statement, the form of Pooling and Servicing Agreement and the forms of Certificates included as exhibits thereto, the form of Underwriting Agreement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

    In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

    Based upon the foregoing, we are of the opinion that:

    1. When any Pooling and Servicing Agreement relating to a series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Seller, the Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

    2. When a series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Certificates will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

    In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the base prospectus and prospectus supplement forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                             Very truly yours,


                             /s/ Brown & Wood LLP



                                                                  Exhibit 8.1
                                                  Opinion of Brown & Wood LLP
                                                  with respect to Tax Matters






                                   January 15, 1997





Headlands Mortgage Securities Inc.
700 Larkspur Landing Circle, Suite 250
Larkspur, California 94939

     Re:  Headlands Mortgage Securities Inc.
          Registration Statement on Form S-3 (No. 333-16679)
          --------------------------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Headlands Mortgage Securities Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") for the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of mortgage pass-through certificates (the "Certificates") in an aggregate principal amount of up to $850,000,000. As described in the Registration Statement, the Certificates will be issued from time to time in series. Each series of Certificates will be issued by a trust (each, a "Trust") formed by the Company pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a master servicer (the "Master Servicer"), a seller (the "Seller") and a trustee (the "Trustee"). Each series of Certificates issued by a Trust may include one or more classes of Certificates. The Certificates will be sold from time to time pursuant to certain underwriting agreements (each, an "Underwriting Agreement") among the Company and the underwriter or underwriters named therein.

     In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Seller, the Trustee and the Master Servicer for such series of Certificates and will be duly executed and delivered by the Company, the Seller, the Trustee and the Master Servicer substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Certificates will be sold as described in the Registration Statement.

     We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of The Prospectus -- Tax Status of REMIC Certificates", "-- Tax Status of Non-REMIC Certificates" and "Federal Income Tax Consequences" in the prospectus relating to the Certificates (the "Prospectus"), all a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

     This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                   Very truly yours,

                                   /s/ Brown & Wood LLP